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                          PURCHASE AND SALE AGREEMENT


                                    between





                        Burnham Pacific Properties, Inc.



                                   ("Seller")


                                      and


                  The Prudential Insurance Company of America

                                   ("Buyer")




                          Dated as of September 5, 2000

==============================================================================



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                                TABLE OF CONTENTS

ARTICLE I             DEFINITIONS
         1.1          Agreement
         1.2          Assets
         1.3          Assumed Indebtedness
         1.4          Business Day
         1.5          Buyer
         1.6          Cash
         1.7          Closing or Closings
         1.8          Closing Date
         1.9          Construction Contracts
         1.10         Earnest Money Deposit
         1.11         Effective Date
         1.12         Encumbrances
         1.13         Equipment Leases
         1.14         Escrow Agent
         1.15         Improvements
         1.16         Knowledge
         1.17         Management Agreements
         1.18         Material Adverse Effect
         1.19         Material Contract
         1.20         Material Lease
         1.21         Material Tenant
         1.22         New Title Matters
         1.23         OP Unit Holders
         1.24         Permits and Licenses
         1.25         Permitted Exceptions
         1.26         Personal Property
         1.27         Preliminary Title Reports
         1.28         Property and Properties
         1.29         Property Restrictions
         1.30         Purchase Price
         1.31         Rent Rolls
         1.32         Required Consents
         1.33         Sales Transaction
         1.34         Seller
         1.35         SELLER DISCLOSURE SCHEDULE
         1.36         Seller Subsidiary or Seller Subsidiaries
         1.37         Service Contracts
         1.38         Surveys
         1.39         Tax Protection Agreements
         1.40         Tax Protection Properties
         1.41         Tenant Deposits
         1.42         Tenant Leases
         1.43         Tenants

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         1.44         Termination Date
         1.45         Title Policy
         1.46         Trademarks

ARTICLE II            AGREEMENT FOR PURCHASE AND SALE

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF SELLER
         3.1          Existence; Good Standing; Authority; Compliance with Law
         3.2          Authorization, Validity and Effect of Agreements
         3.3          No Violation; Consents
         3.4          Litigation
         3.5          Real Property Matters
         3.6          Intellectual Property
         3.7          Environmental Matters
         3.8          No Brokers
         3.9          Non-Foreign Person
         3.10         SELLER DISCLOSURE SCHEDULE

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF BUYER
         4.1          Existence; Good Standing; Authority; Compliance with Law
         4.2          Authorization, Validity and Effect of Agreements
         4.3          Brokers

ARTICLE V             CONDITIONS TO CLOSING
         5.1          Condition to the Obligations of Each Party to Effect
                        the Closings
         5.2          Conditions to Obligations of Buyer
         5.3          Conditions to Obligations of Seller

ARTICLE VI            CLOSING
         6.1          Assignment
         6.2          Time and Place
         6.3          Seller's Closing Deliveries
         6.4          Buyer's Closing Deliveries
         6.5          Escrow Agent's Duties
         6.6          Prorations; Deposits; Delinquent Rents
         6.7          Closing Costs/Transfer Expenses
         6.8          Possession

ARTICLE VII           COVENANTS
          7.1         Conduct by the Seller
          7.2         No Solicitations
          7.3         Required Filings and Consents
          7.4         Estoppels
          7.5         Title Matters
          7.6         Risk of Loss
          7.7         Management Agreements

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         7.8          Construction
         7.9          Stockholder Meeting
         7.10         Tenant Improvements and Leasing Commissions for
                        Interim Leases

ARTICLE VIII          TERMINATION, AMENDMENT, WAIVER AND LIMITATION
         8.1          Termination
         8.2          Effect of Termination
         8.3          Amendment
         8.4          Extension; Waiver
         8.5          Limitation of Claims
         8.6          Specific Property Terminations

ARTICLE IX            INDEMNITY
         9.1          Seller's Indemnity
         9.2          Buyer's Indemnity

ARTICLE X             SELLER'S DISCLAIMER

ARTICLE XI            GENERAL PROVISIONS
         11.1         Attorneys' Fees
         11.2         Notices
         11.3         Additional Acts
         11.4         Time of Essence
         11.5         Waiver
         11.6         Construction
         11.7         Interpretation
         11.8         Headings
         11.9         No Third Party Beneficiary
         11.10        Survival of Representations, Warranties, Covenants and
                        Agreements
         11.11        Injunction
         11.12        Miscellaneous
         11.13        Assignment
         11.14        Severability
         11.15        Choice of Law/Consent to Jurisdiction
         11.16        Incorporation
         11.17        Natural Hazard Areas
         11.18        ERISA
         11.19        Olympiad Plaza Loan
         11.20        Liquidated Amount, Topping Amount and Liability Cap
                        Adjustments


                                      iii
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                                    EXHIBITS
                                    --------

1.28                       Legal Descriptions

1.31                       Form of Rent Roll

5.2.2                      Oregon Properties

6.3.1                      Form of Special Warranty Deed

6.3.3                      Form of Assignment of Leases

6.3.4                      Form of Assignment of Service Contracts

6.3.5                      Form of Bill of Sale

6.3.6                      Form of Assignment of Guaranties and Warranties

6.3.7                      Form of Assignment of Permits and Licenses

6.3.8                      Form of Assignment of Leases (Equipment Leases)

6.3.9                      Form of Assignment of Declarant's Rights

6.3.10                     Form of Assignment of Trade Name and Trademark Rights

6.3.11                     Form of I.R.C. Section 1445 Affidavit

11.18                      Plans (ERISA)


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                                    SCHEDULES
                                    ---------

1.3               Schedule of Assumed Indebtedness

1.9               Schedule of Construction Contracts

1.10              Earnest Money Allocations

1.17              Schedule of Management Agreements

1.27              Schedule of Preliminary Title Reports

1.28              Schedule of Properties

1.30              Schedule of Purchase Price Allocation

1.35              Seller Disclosure Schedule

1.36              Schedule of Seller Subsidiaries

1.39              Tax Protection Agreements

1.40              Tax Protection Properties

3.5.6             Pleasant Hill DDA

5.2.7(a)          Kmart Property

5.2.7(b)          OP Unit Property

5.2.8             Pleasant Hill Property

7.5               Title Matters

8.6               Hilltop/Village East Properties




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                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

         THIS PURCHASE AND SALE AGREEMENT is entered into and to be effective as of the 5th of September, 2000 (the "Effective Date"), by and between Burnham Pacific Properties, Inc., a Maryland corporation (the "Seller") and The Prudential Insurance Company of America, a New Jersey corporation ("Buyer").

                                 R E C I T A L S

         A. Seller, through various subsidiary companies identified on SCHEDULE
1.36 attached, is the owner of certain neighborhood and community shopping center properties described on SCHEDULE 1.28 attached; and

         B. Buyer desires to purchase from the Seller and the Seller Subsidiaries and Seller desires to sell and cause the Seller Subsidiaries to sell to Buyer all of the Assets, upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the promises, representations and warranties hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.


                                    ARTICLE I

                                   DEFINITIONS

         1. DEFINITIONS. The following terms shall have the following meanings when used in this Agreement:

                  1.1 "AGREEMENT" This Purchase and Sale Agreement, including all Exhibits and Schedules attached hereto, as the same may be amended in accordance with the terms of this Agreement and the SELLER DISCLOSURE SCHEDULE;

                  1.2 "ASSETS" The Properties and all Tenant Leases, Equipment Leases, Service Contracts, Improvements and Personal Property associated with all of the Properties or one or more of the Properties and the Tenant Leases, Equipment Leases, Service Contracts, Improvements and Personal Property associated with such Properties, as the context may require;

                  1.3 "ASSUMED INDEBTEDNESS" The indebtedness described on
SCHEDULE 1.3, attached hereto, applicable to all of the Properties or one or more of the Properties, as the context may require;


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                  1.4 "BUSINESS DAY" A day other than a Saturday, Sunday or day on which banking institutions in the City of New York, New York are authorized or required by law or executive order to be closed;

                  1.5 "BUYER" As defined in the Introductory Paragraph;

                  1.6 "CASH" United States currency represented by cash in hand, certified or cashier's check, wire transfer or other immediately available funds;

                  1.7 "CLOSING" OR "CLOSINGS" The consummation of a Sales Transaction for one or more of the Properties or the consummation of all of the Sales Transactions for all of the Properties, as the context may require, as evidenced by the delivery of all required funds and documents to Escrow Agent for each of the Sales Transactions;

                  1.8 "CLOSING DATE"  As defined in PARAGRAPH 6.2;

                  1.9 "CONSTRUCTION CONTRACTS" The contracts and agreements listed on SCHEDULE 1.9 entered into by Seller and Seller Subsidiaries for the construction work being completed at the Pleasant Hill and Cameron Park Properties;

                  1.10 "EARNEST MONEY DEPOSIT" $5,000,000, in Cash, to be deposited by Buyer with Escrow Agent within 1 Business Day after delivery to Escrow Agent of a fully-executed original of this Agreement, together with all interest accrued thereon. Seller and Buyer hereby instruct Escrow Agent to hold the Earnest Money Deposit in a federally-insured interest-bearing account with no penalty for early withdrawal. The Earnest Money Deposit shall be allocated among the Properties as set forth on SCHEDULE 1.10. The Earnest Money Deposit shall be applied and paid as provided in PARAGRAPHS 1.30, 8.2.2, 8.2.3 AND 8.2.4, as applicable;

                  1.11 "EFFECTIVE DATE"  As defined in the Introductory
Paragraph;

                  1.12 "ENCUMBRANCES"  As defined in PARAGRAPH 3.5.2;

                  1.13 "EQUIPMENT LEASES" Those certain leases, if any, between the Seller or Seller Subsidiaries, as lessee, and third parties, as lessor, covering equipment and other personal property used by the Seller or any of the Seller Subsidiaries at or in connection with one or more of the Properties;

                  1.14     "ESCROW  AGENT"  Chicago Title Insurance Company,
Attention: Shelva Molm, telephone 619-544-6250;

                  1.15 "IMPROVEMENTS" All: (i) buildings, structures, walkways, parking areas, driveways, signs, fixtures and other improvements comprising a part of a Property as of the Effective Date or acquired by Seller or any Seller Subsidiary prior to the Closing Date, subject to the terms of PARAGRAPH 7.1; and
(ii) all other rights, benefits and privileges appurtenant thereto as of the Effective Date or acquired by the Seller or any Seller Subsidiary prior to the Closing Date, subject to the terms of PARAGRAPH 7.1;


                                       2
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                  1.16 "KNOWLEDGE" The knowledge of Karen Polivy, Courtney
Trujillo, Allison Lynch, Jeanne Wilson, Kim Campbell, Tom Rau, Colleen Dolan, Tom Ohlsen, Lisa Cortese (who are the asset managers of one or more of the Properties), Scott Verges, John Waters and Daniel Platt. Seller represents and warrants to Buyer that these individuals are all of the individuals employed by Seller that have primary management, or maintenance responsibility for the Assets so that no individual likely to have material and specialized knowledge as to the Assets has been omitted from this list.

                  1.17 "MANAGEMENT AGREEMENTS" The separate management agreements between the Seller and Seller Subsidiaries and various managers with respect to each of the Properties more fully described on SCHEDULE 1.17 attached;

                  1.18 "MATERIAL ADVERSE EFFECT" A material adverse effect on the use, operation, occupancy, condition or value of a Property. A material adverse effect shall be presumed to exist if the failures, actions, determinations, noncompliance, situations, conditions, facts or circumstances giving rise to the adverse effect are likely to result in losses, costs, damages, expenses, fines, penalties, violations or liabilities in excess of $250,000.00; provided, however, for purposes of the representation and warranty set forth in Section 3.5.4, Material Adverse Effect shall be presumed to exist if the situations, conditions, facts or circumstances giving rise to the adverse effect are likely to result in losses, costs, damages, expenses, fines, penalties or liabilities in excess of $500,000.00;

                  1.19 "MATERIAL   CONTRACTS" As defined in PARAGRAPH 3.5.12
and  listed  in  the  SELLER DISCLOSURE SCHEDULE;

                  1.20 "MATERIAL LEASE" AND "MATERIAL LEASES" A lease or other occupancy agreement with any Major Tenant or leases or other occupancy agreements with any Major Tenants, as the context may require, listed in the SELLER DISCLOSURE SCHEDULE;

                  1.21 "MATERIAL TENANT" AND "MAJOR TENANTS" Any Tenant and Tenants, as the context may require, occupying more than 7,500 square feet in any of the Properties or ground leasing any real property at any of the Properties listed in the SELLER DISCLOSURE SCHEDULE;

                  1.22 "NEW TITLE MATTERS" Any title matters revealed in updates to the Preliminary Title Reports and Surveys which either: (i) are not materially adverse to the title of any Property; (ii) cannot be removed despite Seller's reasonable efforts pursuant to PARAGRAPH 7.5 and are waived by Buyer; or (iii) are permitted pursuant to PARAGRAPH 7.1.

                  1.23 "OP  UNIT   HOLDERS" The holders of operating
partnership units in the Seller Subsidiaries.

                  1.24 "PERMITS AND LICENSES"  As defined in PARAGRAPH 1.26;



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                  1.25  "PERMITTED  EXCEPTIONS"  All: (i) taxes against each
Property not due and payable as of Closing; (ii) all other matters affecting title to a Property set forth on the Preliminary Title Reports or shown on the Surveys; and (iii) New Title Matters;

                  1.26 "PERSONAL PROPERTY" All of Seller's and Seller Subsidiaries' right, title and interest in and to all personal property of every kind and nature now or hereafter installed, located, situated or used in, on or about, or in connection with the operation, use or enjoyment of each Property and the Improvements located thereon, including but not limited to:

                        (i)    all transferable licenses, permits,
certificates of occupancy and other approvals issued by any governmental or quasi-governmental authority pertaining to the use, management, operation or maintenance of a Property ("PERMITS AND LICENSES");

                        (ii) all plans, drawings, engineering and other reports, surveys, studies and specifications pertaining to a Property;

                        (iii) all keys and combinations to all doors, cabinets, safes, enclosures and other locking items or areas on or about a Property;

                        (iv) all trademarks, trade names, service marks and goodwill associated with the business conducted on a Property ("TRADEMARKS"), but Trademarks do not include the names or words "Burnham", "BPP" or similar words (the "BURNHAM TRADEMARKS");

                        (v) all furniture, appliances, fixtures, equipment, supplies and materials located upon or used in the operation of a Property;

                        (vi) all warranties and guaranties relating to the Personal Property or the Improvements on each Property;

                        (vii) all books, records, reports or other documents pertaining to the Assets; and

                        (viii) all refundable Tenant security and other deposits (the "TENANT DEPOSITS") and all prepaid rents pertaining to the Tenant Leases;

                  1.27 "PRELIMINARY TITLE REPORTS" The Preliminary Title Reports for the Properties issued by Chicago Title Company more fully described on SCHEDULE 1.27 attached;

                  1.28 "PROPERTY" AND "PROPERTIES" The parcels of real property, or any one or more of them, as the context may require, referred to in Recital A and legally described on EXHIBIT 1.28 attached hereto, together with all Improvements thereon, and including to the extent of Seller's interest therein, all easements, rights of way, water rights, mineral rights, roads, streets and ways, rights of parking, ingress and egress and appurtenances running with or pertaining thereto;

                  1.29 "PROPERTY RESTRICTIONS"  As defined in PARAGRAPH 3.5.2;

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                  1.30 "PURCHASE PRICE" The aggregate purchase price payable by
Buyer to Seller for all of the Properties shall be $355,610,637.00 (U.S.) payable as provided in this PARAGRAPH 1.30. The Purchase Price is allocated among the Assets as set forth on SCHEDULE 1.30. At each Closing, the Purchase Price to be paid by Buyer to Seller for the Assets, that are the subject of the Closing, shall be the sum of the amounts allocated to such Assets on SCHEDULE 1.30, payable as follows:

                           (i)   The portion of the Earnest Money Deposit
allocated to such Assets on SCHEDULE 1.10 shall be applied towards the Purchase Price and paid to Seller;

                           (ii)  Buyer shall assume the Assumed Indebtedness
applicable to such Assets, for which Buyer shall receive a credit towards the Purchase Price in the amount of the principal balance and all accrued, but unpaid interest, on such Assumed Indebtedness outstanding as of the Closing Date; and

                           (iii) the balance of the Purchase Price, subject
to adjustments, credits and reductions as provided in this Agreement, is to be paid in Cash, to be deposited with Escrow Agent and paid to Seller at the Closing;

Whenever the term "Purchase Price" is used in this Agreement, it shall mean the Purchase Price payable for the Assets that are the subject of the Closing.

                  1.31 "RENT ROLLS" The rent roll for each Property in the form attached as EXHIBIT 1.31;

                  1.32 "REQUIRED CONSENTS"  As defined in PARAGRAPH 5.2.4;

                  1.33 "SALES TRANSACTION" or "SALES TRANSACTIONS" The purchase and sale of the Assets associated with one or more of the Properties by and between Buyer and Seller or the purchase and sale of all of the Assets, as the context may require, each as contemplated by this Agreement;

                  1.34 "SELLER"  As defined in the Introductory Paragraph;

                  1.35 "SELLER DISCLOSURE SCHEDULE" The SELLER DISCLOSURE SCHEDULE delivered by Seller and attached hereto as SCHEDULE 1.35;

                  1.36 "SELLER SUBSIDIARY" or "SELLER SUBSIDIARIES" The partnerships, corporations and limited liability companies affiliated with Seller which own the Properties as described on SCHEDULE 1.36 attached;

                  1.37 "SERVICE CONTRACTS" All service, repair, maintenance, tenant improvement construction, operating and property management contracts (excluding the Management Agreements which are to be cancelled as of the Closing) in effect on the Effective Date and other agreements entered into by Seller and Seller Subsidiaries with regard to the Properties, pursuant to the terms of PARAGRAPH 7.1 of this Agreement;

                  1.38 "SURVEYS"  As defined in PARAGRAPH 3.5.2;

                  1.39 "TAX PROTECTION AGREEMENTS" Those agreements listed on
SCHEDULE 1.39, attached hereto;

                  1.40 "TAX PROTECTION PROPERTIES" Those Properties listed on
SCHEDULE 1.40, attached hereto, that are the subject of the Tax Protection Agreements;

                  1.41 "TENANT DEPOSITS"  As defined in PARAGRAPH 1.26;

                  1.42 "TENANT LEASES" All written leases or occupancy agreements with respect to the Properties between the Seller and Seller Subsidiaries, or any prior owner of each of the Properties, as landlord, and the Tenants in effect on the Effective Date, and those Leases entered into by the Seller and Seller Subsidiaries pursuant to the terms of PARAGRAPH 7.1 of this Agreement;

                  1.43 "TENANTS" The individuals or entities who are the named tenants under the respective Tenant Leases;

                  1.44 "TERMINATION DATE" The day that is 180 days after the Effective Date;

                  1.45 "TITLE POLICY" An ALTA extended coverage Owner's Policy of Title Insurance issued by Chicago Title Insurance Company for each Property insuring the fee simple estate in an amount equal to the allocated portion of the Purchase Price for each Property, naming Buyer or its nominee as the insured, subject only to the Permitted Exceptions. The Title Policy shall include such endorsements that are available for a particular Property as Buyer may reasonably require, at Buyer's sole cost and expense. Buyer shall receive fully executed facultative reinsurance agreements with direct access from other title insurers for all amounts of liability under the Title Policy in excess of such amount as Buyer may reasonably determine prior to Closing; and

                  1.46     "TRADEMARKS"  As defined in PARAGRAPH 1.26.


                                   ARTICLE II

                         AGREEMENT FOR PURCHASE AND SALE

         Upon execution and delivery by Seller and Buyer, this Agreement shall be the binding agreement between Buyer and Seller for the purchase and sale of the Assets on the terms and conditions set forth in this Agreement. This Agreement supersedes all other written or verbal agreements between Buyer and Seller concerning the Sales Transactions.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller, as of the Effective Date for all of the Assets and each Closing Date for the Assets that are the subject of the Closing, represents and warrants to Buyer as follows (provided, however, that each representation and warranty shall be deemed expressly qualified by any information expressly set forth in any document, instrument or agreement listed on the SELLER DISCLOSURE SCHEDULE and such information shall be deemed an exception to each representation and warranty set forth herein) and shall be deemed expressly qualified by any information actually known by Buyer as of the Closing Date as to those Properties acquired on such Closing Date. On each Closing Date, the representations and warranties shall only be remade for the Assets that are the subject of the Closing:

         3.1      EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW.

                  3.1.1 Seller and Seller Subsidiaries are entities duly organized, validly existing and in good standing under the laws of the states of their formation. Seller and Seller Subsidiaries have all requisite corporate power and authority to own, operate, lease and encumber their properties and carry on their business as now conducted.

                  3.1.2 Neither the Seller, any of the Seller Subsidiaries, nor any of the Properties is in violation of any order of any judgment, decree or court order, governmental authority or arbitration board or tribunal, or any statute, law, ordinance, governmental rule or regulation to which the Seller, any Seller Subsidiary or any of the Assets is subject, where such violation, singly or in the aggregate with such other failures, as to a single Property, would have a Material Adverse Effect. The Seller and the Seller Subsidiaries have obtained all licenses, permits and other authorizations (other than stockholder and OP Unit Holders approval) and have taken all actions required by applicable law or governmental regulations in connection with their respective Assets and their businesses as now conducted, except where the failure to obtain any such license, permit or authorization or to take any such action, singly or in the aggregate with such other failures, as to a single Property, would have a Material Adverse Effect.

         3.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Subject to Seller obtaining stockholder and OP Unit Holders approval, Seller has the requisite power and authority to consummate the Sales Transactions and to execute and deliver this Agreement. The execution by the Seller of this Agreement and the consummation of the Sales Transactions has been duly authorized, or prior to Closing will be duly authorized, by all requisite corporate action on the part of the Seller and Seller Subsidiaries. This Agreement, assuming due and valid authorization, execution and delivery thereof by the Buyer, constitutes a valid and legally binding obligation of the Seller enforceable in accordance with its terms. Subject to Seller obtaining stockholder and OP Unit Holders approval, Seller has the requisite power and authority to cause the Seller Subsidiaries to perform the obligations necessary to consummate the Sales Transactions in accordance with this Agreement.

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         3.3 NO VIOLATION; CONSENTS. Subject to Seller obtaining stockholder and OP Unit Holders approval, neither the execution and delivery by Seller of this Agreement, nor consummation by the Seller and Seller Subsidiaries of the Sales Transactions in accordance with the terms hereof will conflict with or result in a breach of any provisions of the operating agreements, preferred stockholder agreements, tax protection agreements, partnership agreements, articles of incorporation, charters or bylaws of the Seller or Seller Subsidiaries. The consummation of the Sales Transactions in accordance with the terms hereof will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of: (i) any note, bond, mortgage, indenture or deed of trust (other than the prohibition against transfers without lender's consent as set forth in mortgages or deeds of trust encumbering the Properties); or (ii) any license, franchise, permit, lease (other than the lease with Kmart (as defined below in PARAGRAPH 5.2.7)), contract, agreement (other than the Tax Protection Agreements), commitment or other instrument, encumbering or binding upon any of the Assets, except as otherwise would not have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the Sales Transactions will not violate any federal, state or local law, ordinance, statute, rule, regulation, decree or order.

         3.4 LITIGATION. Except as set forth in the SELLER DISCLOSURE SCHEDULE, there is no litigation, suit, action or proceeding pending nor has Seller or any Seller Subsidiary received written notice of any threatened litigation, suit, action or proceeding against the Seller or any of the Seller Subsidiaries or between or among Seller and Seller Subsidiaries, as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would, singly or in the aggregate with such other actions as to any single Property: (i) have a Material Adverse Effect; (ii) adversely affect the Seller's ability to perform its obligations under this Agreement; or (iii) prevent the consummation of any of the Sales Transaction(s).

         3.5      REAL PROPERTY MATTERS .

                  3.5.1 The Seller or one of the Seller Subsidiaries owns fee simple title to each of the Properties. Neither the Seller nor any of the Seller Subsidiaries has executed or entered into any agreement to sell, exchange, transfer, convey or otherwise dispose of all or any portion of the Assets other than a purchase and sale agreement to sell the Plaza at Puente Hills Property (the "PUENTE HILLS AGREEMENT"). Seller shall terminate the Puente Hills Agreement on or before September 5, 2000.

                  3.5.2 The Properties are not subject to any liens, security interests or other encumbrances on title or options, rights of first refusal, rights of first offer or other rights to purchase the Properties (collectively, the "ENCUMBRANCES") and are not subject to any rights of way, reciprocal easement agreements, development agreements, or written agreements affecting building use or occupancy or reservations of an interest in title (collectively, the "PROPERTY RESTRICTIONS"), except for the Tenant Leases, Encumbrances and Property Restrictions disclosed on the Preliminary Title Reports or existing title insurance policies or surveys listed on the SELLER

DISCLOSURE SCHEDULE (the "SURVEYS") and except for New Title Matters. None of the Properties is encumbered by any document, instrument or agreement that includes any restriction on the sale or other disposition thereof or on the financing of or release of any financing thereon, except for certain restrictions relating to tax protection covenants contained in the Tax Protection Agreements, due-on-sale and due-on-encumbrance clauses contained in mortgages and deeds of trust or other financing documents for the Assumed Indebtedness and the rights of first refusal in the Properties listed on SCHEDULES 5.2.7(a) and 5.2.7(b), all as set forth in the SELLER DISCLOSURE SCHEDULE or SCHEDULE 1.39.

                  3.5.3 Except as disclosed in the SELLER DISCLOSURE SCHEDULE, the Seller and Seller Subsidiaries are not in, and have not received any written notice of any, violation of: (i) any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting any of the Assets issued by any governmental authorities; or (ii) any Encumbrances or Property Restrictions, which singly or in the aggregate with all other such violations as to a single Property would have a Material Adverse Effect.

                  3.5.4 Except as disclosed in the SELLER DISCLOSURE SCHEDULE, there are no structural defects relating to any one Property or Improvements thereon which singly or in the aggregate with all other defects pertaining to such Property would have a Material Adverse Effect.

                  3.5.5 Except as disclosed in the SELLER DISCLOSURE SCHEDULE, neither the Seller nor any Seller Subsidiary has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened with respect to any of the Properties.

                  3.5.6 Except as disclosed in the SELLER DISCLOSURE SCHEDULE, and SCHEDULE 3.5.6 attached hereto, all work to be performed, payments to be made and actions to be taken by the Seller or a Seller Subsidiary prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site plan, approval, zoning reclassification or similar action relating to any of the Properties, has been performed, paid or taken, as the case may be, except where the failure to so perform, pay or take action would not singly or in the aggregate with all other such failures have a Material Adverse Effect and to the knowledge of the Seller, there is not any planned or proposed work, payment or action that may be required after the date hereof pursuant to any such agreement, which, if not completed, paid or taken, would have a Material Adverse Effect.

                  3.5.7 Other than ongoing tenant improvement work, and grading work being conducted at the Hilltop Plaza Property, the Pleasant Hill Property and the Cameron Park Property are the only Properties under development or construction by the Seller or any Seller Subsidiary as of the Effective Date. The development and construction activity as to these two Properties is described in the SELLER DISCLOSURE SCHEDULE. The Construction Contracts constitute all of the executory agreements entered into by the Seller or any of the Seller Subsidiaries relating to the development or construction of or on such Properties. Seller is not in default, and no event or circumstances which will result in a default with the giving of notice, passage of time or both, exists under the Construction Contracts.

                  3.5.8 Except as set forth in the SELLER DISCLOSURE SCHEDULE or entered into pursuant to the terms of this Agreement, there are no Service Contracts (excluding the Management Agreements) which are not 30 days cancelable or Management Agreements or other agreements, instruments or encumbrances which will be in force or effect as of the Closing Date that grant any person or entity, any right, title or interest or benefit in or to all or any part of the Properties or any relating to the operation, maintenance, repair or management of all or any part of the Properties or otherwise affect the Properties.

                  3.5.9 The Seller and Seller Subsidiaries have obtained all federal, state, county and local permits, licenses, waivers, consents, approvals and authorizations and have made all material registrations, qualifications, designations, declarations and filings required to own, operate, lease and manage each of the Properties, except where the failure to obtain any of the foregoing would not result in a Material Adverse Effect.

                  3.5.10 Except as set forth in the SELLER DISCLOSURE
SCHEDULE: (i) the Rent Rolls attached to the SELLER DISCLOSURE SCHEDULE list all of the Tenant Leases in effect as of the Effective Date and are complete, true, correct and accurate in all material respects; (ii) all Tenant Leases in effect as of the Effective Date are listed on the SELLER DISCLOSURE SCHEDULE; (iii) each Material Lease is listed on the SELLER DISCLOSURE SCHEDULE and is in full force and effect, and has not been cancelled, terminated or surrendered and no notice of cancellation, termination or surrender has been received or given; (iv) there are no uncured material monetary defaults under any Material Lease and no offset or payment is presently available to, or has been asserted in writing by, any Material Tenant under any Material Lease and to the knowledge of the Seller or Seller Subsidiaries, there are no uncured material non-monetary defaults under any Material Lease, and no defense or claim is presently available to, or has been asserted in writing by, any Material Tenant under any Material Lease, nor do any state of facts exist which with the passage of time or giving of notice or both, would constitute a material non-monetary default or breach under any Material Lease or permit events or claims by any Material Tenant under any Material Lease; (v) no Material Tenant is entitled to any rent concession, rent free occupancy or reduction or abatement of rent for any reason whatsoever, including, without limitation, for any work not yet performed) or other consideration not yet given in connection with such Material Tenant's occupancy; (vi) to the extent each Material Tenant space is completed and ready for occupancy, each Material Tenant has accepted possession of the space leased to it thereunder; (vii) all tenant improvements which the Seller or any Seller Subsidiary is obligated to perform on or before the Closing have been or will be performed prior to Closing; (viii) all costs required to be paid by landlord to each Material Tenant pursuant to a Material Lease in connection with leasing, moving, preparation of space, allowances or assumption of tenant liabilities under leases for space not located at the Properties have been fully paid and satisfied to the extent due and payable prior to Closing; and (ix) all commissions due and payable with respect to any Material Lease executed prior to September 1, 2000 have been paid or shall otherwise be satisfied by Seller or Seller Subsidiaries. To Seller's Knowledge, the SELLER DISCLOSURE SCHEDULE sets forth all tenant improvement allowances and leasing commissions to be paid under all Tenant Leases in effect as of September 1, 2000.

                  3.5.11 Except as set forth in the SELLER DISCLOSURE SCHEDULE, there are no suits, actions, proceedings, claims or causes of action involving any of the Properties threatened in writing or pending against the Seller or Seller Subsidiaries that are not adequately covered by insurance. There are no unsatisfied judgments for which the holder may file a lien against any of the Properties that are not adequately covered by insurance.

                  3.5.12 Neither the Seller nor any Seller Subsidiary: (i) is in violation of or in default under any Service Contract, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of the Assets is bound that requires the payment of more than $10,000.00 annually and is not terminable on 30 days' notice without penalty ("MATERIAL CONTRACTS"); nor
(ii) have Seller or any Seller Subsidiaries received written notice that such a violation or default exists, except to the extent that such violation or default referred to in clauses (i) or (ii), singly or in the aggregate with all other such violations and defaults, would not have a Material Adverse Effect. Each Material Contract has been previously made available to Buyer prior to the Effective Date, and a list of all Material Contracts is set forth in the SELLER DISCLOSURE SCHEDULE. Neither the Seller nor any of the Seller Subsidiaries is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the Material Contracts to which it is a party which, singly or in the aggregate with all other such defaults, would reasonably be expected to have a Material Adverse Effect.

                  3.5.13 SCHEDULE 1.3 sets forth a list as of the Effective Date of each loan or credit agreement, note, bond, mortgage, deed of trust, indenture and any other agreement and instrument evidencing, securing and relating to the Assumed Indebtedness (the "ASSUMED INDEBTEDNESS DOCUMENTS"). Except as set forth on SCHEDULE 1.3, the Assumed Indebtedness Documents have not been amended, modified, altered or changed. Neither the Seller nor any of the Seller Subsidiaries, as applicable, is in default and no event or circumstance exists with respect to any matter or event which will, with the lapse of time or giving notice or both, become a default, under any of the Assumed Indebtedness Documents.

                  3.5.14 Neither the Seller nor any of the Seller
Subsidiaries is a party to any agreement relating to the management of any of the Properties by any Person other than the Management Agreements.

         3.6 INTELLECTUAL PROPERTY. Neither the Seller nor the Seller Subsidiaries are owners of, licensees under or holders of any licenses, registrations or other rights in or to any intangible property which are material to the business of the Seller and the Seller Subsidiaries at the Properties as currently conducted, taken as a whole, including, without limitation, trade names, trademarks and service marks, brand names, software, patents and copyrights; provided, however, Seller has rights in the Burnham Trademarks, which Burnham Trademarks are not Trademarks subject to this Agreement.

         3.7 ENVIRONMENTAL MATTERS. Except as disclosed in the SELLER DISCLOSURE SCHEDULE, the Properties are in compliance with all Environmental Laws (as defined below) other than non-compliance with respect to a particular Property that does not create a Material Adverse Effect. As used in this Agreement, "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, rules, regulations, ordinances, guidelines, codes, decrees, judgments, orders, permits, authorizations or other legally enforceable requirements of any governmental entity that purport to regulate the release of hazardous substances or other materials into the environment, or impose requirements relating to environmental protection. As used in this Agreement, "HAZARDOUS MATERIALS" means any hazardous substances, hazardous materials, toxic substances or waste materials, pollutants, contaminants, and materials regulated or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic pursuant to any local, county, state, territorial or federal governmental authority or with respect to which such a governmental authority otherwise requires environmental investigation, monitoring, reporting or remediation. Except as disclosed in the SELLER DISCLOSURE SCHEDULE, there is no administrative or judicial enforcement proceeding or investigation pending, or to the knowledge of the Seller or Seller Subsidiaries, threatened against the Seller or any Seller Subsidiary under any Environmental Law. Except as disclosed in the SELLER DISCLOSURE SCHEDULE, neither the Seller nor any Seller Subsidiary or, to the knowledge of the Seller, any legal predecessor of the Seller or any Seller Subsidiary, has received any written notice that it is potentially responsible under any Environmental Law for response costs, remediation costs or natural resource damages, as those terms are defined under the Environmental Laws, at any of the Properties which could create a Material Adverse Effect. Except as disclosed in the SELLER DISCLOSURE SCHEDULE, neither the Seller nor the Seller Subsidiaries has knowledge of any release on any of the Properties or adjacent properties of Hazardous Materials in any manner that would, singly or in the aggregate with all other such releases at such Property, have a Material Adverse Effect.

         3.8 NO BROKERS. Neither the Seller nor the Seller Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Sales Transactions, except that the Seller previously retained Goldman, Sachs & Co., Inc. as its financial advisor in connection with the sale of the Seller as a company. Seller shall pay all fees and costs payable to Goldman, Sachs & Co., Inc., if any. Other than the foregoing arrangements, Seller is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Sales Transactions. Seller shall indemnify, defend and hold Buyer harmless for, from and against any claims by any brokers or agents retained by or associated with Seller in connection with the Sales Transactions for payments in connection with the negotiations leading to this Agreement or consummation of the Sales Transactions.

         3.9 NON-FOREIGN PERSON. Neither the Seller nor any Seller Subsidiary is a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended.

         3.10 SELLER DISCLOSURE SCHEDULE. The SELLER DISCLOSURE SCHEDULE is true, correct, accurate and complete in all material respects. All documents, instruments and agreements referenced in the SELLER DISCLOSURE SCHEDULE are true, correct, accurate and complete in all material respects and have not been amended, modified, altered or changed except as set forth in the SELLER DISCLOSURE SCHEDULE.

Seller, immediately upon obtaining knowledge that any of the representations and warranties set forth in this ARTICLE III shall be false, untrue or inaccurate, shall provide written notice to Buyer of the facts or circumstances resulting in the representation or warranty being false, untrue or inaccurate. If any of the representations or warranties set forth in this ARTICLE III shall be false, untrue or inaccurate, then, prior to Closing, Buyer's sole rights shall be as set forth in ARTICLES VII AND VIII of this Agreement. The representations or warranties contained in this ARTICLE III shall survive the Closing for the Assets that are the subject of each Closing for a period of 12 months from the Closing. All claims for any false, untrue or inaccurate representation or warranty shall be made, in writing, prior to 11:59 p.m., San Francisco time, on the first anniversary of the Closing Date for such Assets. All claims made, in writing, within such 12-month period shall survive the expiration of such 12-month period until resolved. Any recovery by Buyer with respect to such claims is expressly subject to the Liability Cap as defined in PARAGRAPH 8.5 of this Agreement.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

         4.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Buyer has the requisite power and authority to consummate the Sales Transactions and to execute and deliver this Agreement. Buyer's applicable investment committee has approved this Agreement and the Sales Transactions. This Agreement, assuming due and valid authorization, execution and delivery thereof by Seller, constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         4.3 BROKERS. Buyer has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Seller to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with this Agreement or the consummation of the Sales Transactions, except that the Cooperating Entities as defined in PARAGRAPH
6.1 previously retained Bank of America Securities as financial advisor with respect to the merger with, and acquisition of assets of, Seller as a company. Buyer shall indemnify, defend and hold Seller harmless for, from and against any claims by brokers or agents retained by or associated with Buyer in connection with the Sales Transactions for payments in connection with the negotiations leading to this Agreement or the consummation of the Sales Transactions.

                                    ARTICLE V

                           CONDITIONS TO EACH CLOSING

         5.1 CONDITION TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE CLOSINGS. The respective obligations of Buyer and Seller to effect each Closing for each of the Assets are subject to the fulfillment or waiver of the following conditions at or prior to the applicable date:

                  5.1.1 NO PROHIBITION. No statute, rule, regulation, executive order, decree, ruling or permanent injunction shall have been enacted, entered, promulgated or enforced by any governmental entity or court which prohibits the consummation of the Sales Transaction for such Assets substantially on the terms contemplated by this Agreement.

                  5.1.2 TAX PROTECTION. Prior to the Termination Date, Buyer and Seller shall attempt to structure the acquisition of the Tax Protection Properties in a manner that will not trigger payment of any sums due under the Tax Protection Agreement by Seller. If despite such attempts, Buyer, in its commercially reasonable judgment, acting in good faith, does not approve of such restructuring, timely, then Seller shall proceed with a Sales Transaction on the Tax Protection Properties, subject to all the terms and conditions of this Agreement, except those in this PARAGRAPH 5.1.2 and Seller shall be responsible for all obligations under the Tax Protection Agreements. Notwithstanding the foregoing, if Seller, in good faith, determines that its liability under any Tax Protection Agreement may exceed $500,000, then Seller shall have the right to extend the Termination Date with respect to such Tax Protection Property for up to one hundred eighty (180) days after the Termination Date in order to continue negotiating such structure or to continue negotiating with the applicable contributors. If, despite, reasonable, good faith efforts consistent with the foregoing, Buyer and Seller are still unable to reach an agreement as to the structure of the acquisition of a Tax Protection Property on or before the Termination Date as so extended, then Seller and Buyer shall proceed with a Sale Transaction with respect to such Tax Protection Property, subject to all the terms and conditions of this Agreement except those set forth in this PARAGRAPH 5.1.2, and Seller shall be responsible for all obligations under the applicable Tax Protection Agreement.

         5.2 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to effect each Closing is subject to the fulfillment or waiver of the following conditions on or prior to the applicable date:

                  5.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in this Agreement for the Assets that are the subject of the Closing shall be true and correct as of the Effective Date and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or as of the Effective Date, solely, in which case such representations and warranties shall be true and correct as of such date).

                  5.2.2 ASSETS ALLOCATION. The first Closing shall not occur until all other conditions precedent have been satisfied, waived or terminated for a set of Assets having a Purchase Price allocation pursuant to SCHEDULE 1.30 equal to or greater than $100,000,000.00 in the aggregate. Notwithstanding the foregoing, the Assets described on EXHIBIT
5.2.2 must be acquired by Buyer in the same Closing. In no event shall Buyer be required to purchase the Hilltop/Village East Properties described on SCHEDULE
8.6 until Buyer has waived, in writing, or failed to timely exercise, its termination rights pursuant to PARAGRAPH 8.6.

                  5.2.3    INTENTIONALLY OMITTED.

                  5.2.4 CONSENTS, APPROVALS, ETC. Prior to the Termination Date, all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, authority, other regulatory body or third parties (including, without limitation, the parties to the Material Contracts and Assumed Indebtedness as listed on SCHEDULES 1.3 and as listed in the SELLER DISCLOSURE SCHEDULE, attached hereto) required to be made or obtained by the Seller and the Seller Subsidiaries and affiliated entities in connection with the execution, delivery and performance of this Agreement and the consummation of the Sales Transaction shall have been obtained or made (the "REQUIRED CONSENTS"). The Required Consents shall include the release of all cross default and cross collateralization clauses contained in any of the Assumed Indebtedness Documents cross defaulting and cross collateralizing any of the Assumed Indebtedness with indebtedness not encumbering any of the Properties. All Required Consents, including, without limitation, the assignment and assumption agreements for the Assumed Indebtedness, shall be pursuant to forms and in substance reasonably satisfactory to Buyer. If any of the Assumed Indebtedness Documents contemplate a release from liability of Seller or any Seller Subsidiary upon an approved transfer of the applicable Property and assumption of the applicable loan, Buyer agrees to reasonably cooperate with Seller or such Seller Subsidiary, at no cost to Buyer and without requiring Buyer or any of its members or partners to incur any additional liability in connection with such loan, in causing the applicable lender to release Seller or such Seller Subsidiary from its obligations under the applicable Assumed Loan Documents.

                  5.2.5 LITIGATION. On the Termination Date and each Closing Date, there shall be no litigation, suit, action or proceeding pending or threatened against Seller or any Seller Subsidiaries which, in the commercially reasonable judgment of Buyer, may, if adversely determined, have a Material Adverse Effect on the Assets that are the subject of the Closing or result in a claim against Buyer.

                  5.2.6 CONSTRUCTION WORK. On or before the Termination Date, all construction work to be completed pursuant to and in accordance with the Construction Contracts (the "CONSTRUCTION WORK") shall have been completed.

                  5.2.7 WAIVER OF RIGHTS. On or before the Termination Date, Seller shall have obtained from: (i) KMART Corporation ("KMART"), the tenant of the Property listed on SCHEDULE 5.2.7(a), a written waiver of Kmart's right of first refusal to purchase any portion of such Property pursuant to the right of first refusal contained in Kmart's lease of such Property; and (ii) the OP Unit Holders having an interest in the Seller Subsidiary owning the Property listed on SCHEDULE 5.2.7(b), a written waiver of such OP Unit Holders' right of first refusal to acquire such Property.

                  5.2.8 PLEASANT HILL. On or before the Termination Date, the tenants described on SCHEDULE 5.2.8 attached hereto shall have occupied their respective premises in the Pleasant Hill Property pursuant to the Tenant Leases described on SCHEDULE 5.2.8.

                  5.2.9 NEW TITLE MATTERS. As of each Closing Date, there shall not exist any title matters not disclosed on the Preliminary Title Report and Surveys that would have a Material Adverse Effect on title to any one Property that is the subject of the Closing.

         5.3 CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to effect each Closing is subject to the fulfillment or waiver of the following conditions on or prior to the applicable Closing Date or Termination Date, as applicable:

                  5.3.1 SHAREHOLDER AND OP UNIT HOLDER APPROVAL. Prior to the Termination Date, the dissolution of Seller permitting the Sales Transactions to occur shall have been approved by the requisite vote of the stockholders of the Seller and OP Unit Holders, as applicable.

                  5.3.2 PERFORMANCE OF OBLIGATIONS OF THE BUYER. The Buyer shall have performed all obligations required to be performed by Buyer under this Agreement and shall have delivered a certificate to the effect that the condition set forth in this PARAGRAPH 5.3.2 has been satisfied.

In the event any of the foregoing conditions (other than the condition set forth in PARAGRAPH 5.1.2) are not satisfied, timely, then the parties shall have the rights set forth in ARTICLE VIII and PARAGRAPH 11.11 of this Agreement.


                                   ARTICLE VI

                                     CLOSING

         6.1 ASSIGNMENT. Buyer shall have the right or authority to assign this Agreement, or any of Buyer's rights hereunder, prior to Closing to one or more limited liability companies, partnerships, corporations or other entity without the prior written consent of Seller provided, however, that: (i) Buyer shall do so within sufficient time as to timely close the Sales Transaction in accordance herewith; and (ii) the assignee corporation, limited liability company, joint venture, or general or limited partnership shall be comprised of Buyer, Developers Diversified Realty Corporation and/or Coventry Partners (the "COOPERATING ENTITIES"), or their affiliates; provided, however, Buyer shall have the right to assign the right to purchase the Mountaingate Property pursuant to this Agreement without Seller's consent to any party, including assignees not affiliated with the Cooperating Entities.

         6.2 TIME AND PLACE. Once all of the conditions precedent set forth in PARAGRAPHS 5.1.2, 5.2.2, 5.2.4, 5.2.6-5.2.9 AND 5.3 have been satisfied, waived (in writing) or terminated (in the case of PARAGRAPH 5.1.2) with respect to at least 2 Properties (or less in the case of the final Closing) and their related Assets, then Buyer and Seller shall set a date for Closing that is no more than 10 Business Days after the satisfaction, waiver or termination of the last of such conditions precedent (each a "CLOSING DATE"). Once a Closing Date has been established for any Assets and all the conditions precedent set forth in ARTICLE V have been satisfied for such Assets, Buyer and Seller shall proceed with a Closing for those Assets. The Closing shall take place in the offices of MBV Law, commencing at 9:00 a.m. on the Closing Date.

         6.3 SELLER'S CLOSING DELIVERIES. At each Closing, Seller shall deliver, and cause each Seller Subsidiary to deliver, as applicable, to Escrow Agent with respect to the Assets owned by the Seller and each Seller Subsidiary that are the subject of such Closing:

             6.3.1 DEED. A deed in the form of EXHIBITS 6.3.1(a) AND 6.3.1(b) fully executed and properly acknowledged by the Seller or appropriate Seller Subsidiary, as applicable, conveying to Buyer (or Buyer's nominee) the applicable Property subject to the Permitted Exceptions (the "Deeds");

             6.3.2 CONSENTS AND WAIVERS. All Required Consents and Waivers required pursuant to PARAGRAPHS 5.2.4 AND 5.2.7, including, without limitation, the Required Consents and assignment and assumption documents for the assumption of the Assumed Indebtedness;

             6.3.3 LEASES. An Assignment and Assumption of Leases for each Property, in the form of EXHIBIT 6.3.3, fully executed by the Seller or appropriate Seller Subsidiary, as applicable, conveying to Buyer all of Seller's or applicable Seller Subsidiary's right, title and interest in, to and under the Tenant Leases relating to such Property;

             6.3.4 CONTRACTS. An Assignment and Assumption of Contracts for each Property in the form of EXHIBIT 6.3.4, fully executed by the Seller or appropriate Seller Subsidiary, as applicable, assigning and transferring to Buyer all of Seller's or appropriate Seller Subsidiary's rights, benefits and privileges under the Service Contracts;

             6.3.5 BILL OF SALE. A Bill of Sale for each Property, in the form of EXHIBIT 6.3.5, fully executed by the Seller or appropriate Seller Subsidiary, as applicable, assigning and conveying to Buyer the Personal Property (except the Service Contracts) relating to such Property;

             6.3.6 WARRANTIES. An Assignment of Guaranties and Warranties, for each Property, in the form of EXHIBIT 6.3.6, fully executed by the Seller or the appropriate Seller Subsidiary, assigning and transferring to Buyer all of the Seller's or applicable Seller Subsidiary's rights to or under any warranties and guaranties relating to the Personal Property or the Improvements for each Property (with the joinder by each warrantor as to any warranties and guaranties that are not assignable without such warrantor's consent);

              6.3.7 PERMITS. An Assignment of Permits and Licenses in the form of EXHIBIT 6.3.7, fully executed by the Seller or appropriate Seller Subsidiary, assigning and transferring to Buyer all rights and interest in, to and under all permits, licenses and certificates of occupancy held by the Seller or appropriate Seller Subsidiary in connection with the ownership, use, operation or maintenance of the Assets for each Property;

              6.3.8 EQUIPMENT LEASES. An Assignment and Assumption of Equipment Leases, in the form of EXHIBIT 6.3.8 attached, fully executed by the Seller or appropriate Seller Subsidiary, assigning and transferring to Buyer all of the Seller's or Seller Subsidiary's interest under the Equipment Leases, if any;

              6.3.9 DECLARANT'S RIGHTS. As applicable, one or more Assignment of Declarant's Rights, in the form of EXHIBIT 6.3.9 attached, from the Seller or Seller Subsidiary which is a declarant under covenants, conditions or restrictions encumbering a Property;

              6.3.10 TRADE NAMES. An Assignment of Trade Name and Trade Mark Rights substantially in the form of EXHIBIT 6.3.10, attached, fully executed by the Seller or appropriate Seller Subsidiary, assigning and transferring the Trademarks for each Property;

              6.3.11 AFFIDAVIT. An Affidavit in the form and having the substance of that attached hereto as EXHIBIT 6.3.11, fully executed and properly acknowledged by the Seller and each Seller Subsidiary, as required by Internal Revenue Code of 1986, Section 1445 and California state law;

              6.3.12 AUTHORIZATION. A certificate of authority from Seller and each Seller Subsidiary authorizing the Sales Transaction and designating the person or persons authorized to sign documents on behalf of the Seller and each Seller Subsidiary in connection therewith;

              6.3.13 NOTICE LETTER. A form letter, in a mutually agreeable form, to be prepared by Buyer, for each of the Properties, from the Seller and Seller Subsidiaries to the Tenants of their respective Properties advising the Tenants of the sale of the respective Properties to Buyer, copies of which letters may be distributed by Buyer to the Tenants and other parties;

              6.3.14 MANAGEMENT AGREEMENTS. Evidence reasonably satisfactory to Seller that the Management Agreements for such Assets have been duly terminated effective on or before the Closing Date;

              6.3.15 FILES AND RECORDS. All originals and copies of all documents, instruments, agreements and contracts, including, without limitation, Tenant Leases, Service Contracts, Construction Contracts, loan documents for the Assumed Indebtedness, Property Restrictions and Encumbrances, relating to such Properties, all of such Properties' books, records and files (including electronic files and records) and all permits, licenses and certificates of occupancy for each of the Properties to the extent in Seller's, any Seller Subsidiaries' and their agents', managers' and employees' possession or control; and

              6.3.16 PLEASANT HILL BONDS. An assignment of all of the applicable Seller Subsidiary's right, title and interest relating to the City of Pleasant Hill, Pleasant Hill Downtown Communities Facilities District No. 1, $7,470,000 Special Tax Bonds Series 1998A and $6,615,000 Special Tax Notes Subordinated Series 1998B, together with any right to receive the Agency Reimbursement from the Net Tax Increments as those terms are defined in, and pursuant to, that certain Amended and Restated Disposition and Development Agreement, dated

December 15, 1997, between the Pleasant Hill Redevelopment Agency and BPP/Pleasant Hill, L.P., such assignment to be in a form reasonably acceptable to Seller, Buyer and the Agency;

              6.3.17 OTHER MATTERS. Such other instruments or documents consistent with the terms of this Agreement as may be reasonably requested by Buyer or Escrow Agent or reasonably necessary to effect or carry out the purposes of this Agreement.

         6.4 BUYER'S CLOSING DELIVERIES. At each Closing, Buyer shall deliver to Escrow Agent:

              6.4.1 The funds necessary for payment of the Cash portion of the Purchase Price payable for the Assets that are the subject of the Closing pursuant to PARAGRAPH 1.30;

              6.4.2 The assignments and assumptions referred to in PARAGRAPHS 6.3.2, 6.3.3, 6.3.4 AND 6.3.8 evidencing Buyer's agreement to the terms thereof and assumption of the duties and obligations as more particularly provided therein;

              6.4.3 Evidence reasonably satisfactory to Seller and Escrow Agent that Buyer has duly authorized the Sales Transaction, and that the person or persons executing all documents to be executed by Buyer in connection with the Sales Transaction on behalf of the Buyer is authorized to do so; and

              6.4.4 Such other instruments or documents consistent with the terms of this Agreement as may be reasonably requested by Seller or Escrow Agent, or necessary, to effect or carry out the purposes of this Agreement.

         6.5 ESCROW AGENT'S DUTIES. At each Closing, Seller and Buyer agree to instruct Escrow Agent to: (i) record each of the Deeds in the applicable public recording offices; (ii) deliver to Buyer and Seller counterpart copies of the documents referenced in PARAGRAPHS 6.3.3 THROUGH 6.3.11; (iii) disburse the Purchase Price in accordance with the terms of this Agreement and a settlement statement approved by Buyer and Seller; (iv) issue a Title Policy for each of the Properties that is the subject of the Closing; and (v) pursue such other actions as Buyer and Seller may request consistent with the terms of this Agreement.

         6.6 PRORATIONS; DEPOSITS; DELINQUENT RENTS. The following items shall be prorated, allocated and/or adjusted (as appropriate) as of each Closing for the Assets that are the subject of the Closing:

              6.6.1 TAXES. Real and personal property taxes and assessments for the current year pertaining to the Assets based on the latest available tax and assessment information--to the end that Seller shall be responsible for all taxes and assessments that are allocable to any period prior to the Closing Date and Buyer shall be responsible for all taxes and assessments that are allocable to any period from and after the Closing Date. To the extent any real or personal property taxes and assessments subject to apportionment in accordance with the foregoing are, as of the Closing Date, the subject of any appeal filed by or on behalf of Seller or any Seller Subsidiaries, then notwithstanding anything to the contrary contained in this paragraph: (i) no apportionment of the taxes or assessment being appealed shall occur at the Closing, but instead such apportionment shall be deferred until the outcome of the appeal is final and the amount of taxes owing becomes fixed at which time Seller shall be responsible for all such taxes that allocable to any period prior to the Closing Date and Buyer shall be responsible for all such taxes and assessments that are allocable to any period from and after the Closing Date; and (ii) Seller shall provide Buyer with adequate security, either in the form of a bond or by escrowing the amounts being appealed, to assure Buyer that Seller's portion of such tax and assessment liability, including any penalty, will be available. To the extent any taxes and assessments which are the subject of an appeal have been paid by Seller or any Seller Subsidiary under protest and the appeal results in Buyer receiving a credit toward future tax liability or a refund, then Buyer shall, within thirty (30) days following receipt of such refund or notice of such credit, pay to Seller the full amount of such refund or credit allocable to the period prior to the Closing Date, excluding, however, any portion of such refund or credit that is required to be passed through to the tenants pursuant to any Tenant Leases or to other parties by existing contract.

                  6.6.2 UTILITIES. All charges for fuel, water, sewer, electricity and other utility services furnished to the Properties which are not metered to Tenants occupying the Improvements. Seller and Seller Subsidiaries, to the extent the same is obtainable, shall arrange for the utility companies to perform and furnish meter readings for such utilities through the close of business on the day prior to the Closing Date. If any such meter readings are not so obtainable, then Seller and Seller Subsidiaries shall provide meter readings as of a date not more than 30 days prior to the Closing Date, and the proration of utility charges shall initially be based upon such prior reading. Upon the taking of actual meter readings first after Closing, such proration shall be readjusted, outside of escrow and after Closing, and Seller or Buyer, as the case may be, shall promptly pay to the other the amount determined to be so due upon such readjustment.

                  6.6.3 SERVICE CONTRACTS. All amounts prepaid and all outstanding accounts receivable and payable under any of the Service Contracts (except as to any Service Contract that is terminated on or before Closing and such termination is effective before Closing in accordance with the provisions of this Agreement) for the applicable Assets shall be prorated as of the Closing Date.

                  6.6.4 TENANT LEASES. All base rents and other fixed sums due under the Tenant Leases for the applicable Assets shall be prorated between Buyer and Seller. All refundable Tenant Deposits held by Seller and Seller Subsidiaries under such Tenant Leases shall be paid to Buyer at Closing in the form of a credit against the Cash due from Buyer at Closing. Seller and Seller Subsidiaries shall transfer their entire interests in any letters of credit or certificates of deposit held by them under such Tenant Leases as deposits and shall diligently cooperate with Buyer in obtaining any reissuance or confirmation of the effect of the transfer of such instruments. Buyer shall not be entitled to any credit or reimbursement for rent concessions granted by Seller and Seller Subsidiaries to any Tenants. All prepaid base rents and other fixed charges under the applicable Tenant Leases attributable to the period after Closing shall be credited to Buyer. Delinquent rents and other charges due Seller and Seller Subsidiaries under the Tenant Leases as of the date of Closing shall not be prorated. Buyer shall be credited in escrow with: (i) any leasing commissions, tenant improvement allowances or other allowances to be paid by Buyer on or after the Closing Date with respect to the current term of any Tenant Lease or Tenant Lease modification executed, or any extension term or expansion of premises exercised, in each case, on or before September 1, 2000 excluding the two Tenant Leases with Century Theatres, Inc. (the "Theatre Tenant"), one dated December 17, 1999 for the Hilltop Property, and the other dated June 2000 for the Pleasant Hill Property (the "Theatre Leases"); and (ii) any leasing commissions, tenant improvement allowances or other allowances to be paid by Buyer for Tenant Leases included by Seller to satisfy the threshold condition precedent set forth in PARAGRAPH 5.2.8; and Seller shall pay on or before the Closing Date all such items due and payable prior to the Closing Date.

         At the Closings for the Hilltop Plaza Property and the Pleasant Hill Property, as applicable (as to clauses (i) and (ii) hereinbelow), and as to any Closing (as to clause (iii) hereinbelow), Seller shall receive a credit for the following: (i) payments of the amount of the Building Allowance paid by Seller as of such Closing to the Theatre Tenant pursuant to the Theatre Lease for the Hilltop Plaza Property and the costs and expenses incurred by Seller as of the Closing Date in connection with the preparation of the pad for the Theatre Tenant in accordance with and pursuant to that lease; (ii) all sums paid by Seller to the Theatre Tenant with respect to the 9,000 square foot "Retail Space" contiguous to the Theatre Tenant's premises pursuant to Section 5 of the Work Letter to the Theatre Lease for the Pleasant Hill Property (and Buyer shall affirmatively assume the payment of that obligation at Closing); and (iii) any leasing commissions, tenant improvement allowances or other allowances paid by Seller with respect to any Tenant Lease or Tenant Lease modification executed, or any extension, term or expansion of premises exercised, in each case, on or after September 1, 2000. Upon the Closing of Buyer's acquisition of the Hilltop Plaza Property, Buyer shall assume all tenant improvement obligations under the Theatre Lease for Hilltop Plaza. Seller shall only be entitled to a credit with respect to the costs and expenses described in clause (i) hereinabove relating to the pad preparation as to those costs and expenses that have actually been paid by Seller or the applicable Seller Subsidiary and are evidenced by invoices and evidence of payment of the contractors and suppliers reasonably satisfactory to Buyer. All other payments described above for which Seller is to receive a credit shall require reasonable proof of actual payment, such as canceled checks.

         Any percentage rent, real estate taxes, parking charges, operating and maintenance expenses, escalation rents or charges, electricity charges, cost of living increases or any other charges of a similar nature other than fixed or base rent under the applicable Tenant Leases (collectively, the "ADDITIONAL RENTS") collected by Seller prior to the Closing Date shall be prorated as of the Closing Date between Buyer and Seller. With respect to any percentage rent which has not yet been reported and/or paid by tenants under the Leases but which is attributable to any period prior to the Closing Date, Buyer shall pay to Seller at closing a reasonable estimated amount of such percentage rent applicable to such period based upon gross sales reported by such tenant for the current calendar year, which estimated payment shall be subject to Reconciliation described below. Prior to the end of the calendar year in which the Closing occurs, Seller shall provide Buyer with information regarding Additional Rents which were received by Seller and Seller Subsidiaries prior to Closing and the amount of reimbursable expenses paid by Seller prior to Closing. On or before the date which is sixty (60) days following the end of the calendar year in which the Closing occurs, Buyer shall deliver to Seller a reconciliation of all expenses reimbursable under the Tenant Leases, and the amount of

Additional Rents received by Seller, Seller Subsidiaries and Buyer relating thereto (the "RECONCILIATION"). Upon reasonable notice and during normal business hours, each party shall make available to the other all information reasonably required to confirm the Reconciliation. In the event of any overpayment of Additional Rents by the tenants to Seller and Seller Subsidiaries Seller shall promptly, but in no event later than twenty (20) days after receipt of the Reconciliation, pay to Buyer the amount of such overpayment and Buyer, as the landlord under the particular Tenant Leases, shall pay or credit to each applicable tenant the amount of such overpayment. In the event of an underpayment of Additional Rents by the tenants to Seller and Seller Subsidiaries, Buyer shall pay to Seller the amount of such underpayment within twenty (20) days following Buyer's receipt of any such amounts from the tenants.

         Any rents or other sums that are due and payable under any Tenant Leases on or prior to the Closing Date, but which have not been collected by Seller or Seller Subsidiaries on or prior to the Closing Date, or payment of which has been deferred until after the Closing Date (the "ARREARS"), to the extent applicable to any period of time on or prior to the Closing Date, and which are paid after the Closing Date shall, subject to the terms below, be paid to Seller and if the Arrears are received by the Buyer, the Buyer shall pay the Arrears to the Seller after collection by the Buyer. Buyer shall use reasonable efforts (but shall not be required to commence legal action or terminate or evict a tenant) to collect or cause to be collected such Arrears following the Closing Date. Any and all rents so collected by Buyer following the Closing (less a deduction for all reasonable collection costs and expenses incurred by Buyer) shall be successively applied (after deduction for Buyer's reasonable collection costs and expenses) to the payment of (x) delinquent amounts due Buyer and (y) delinquent amounts due Seller. If all or part of any rents or other charges received by Buyer following the Closing are allocable to Seller pursuant to the foregoing sentence, then such sums shall be promptly paid to Seller. Seller reserves the right to pursue any damages remedy Seller may have against any tenant with respect to such Arrears, but shall have no right to exercise any other remedy under the Lease (including, without limitation, termination or eviction).

         6.6.5 IMPOUND ACCOUNT. All impound, reserve, escrow or similar accounts held by any lenders under the Assumed Indebtedness at each Closing shall be retained by and be returned to Seller and/or Seller Subsidiaries. Buyer shall have no duty or obligation to cause the lenders to return such amounts to Seller and/or Seller Subsidiaries.

         6.6.6 DEPOSITS. All utility deposits paid by Seller or Seller Subsidiaries, as applicable, shall be refunded to Seller or Seller Subsidiaries, as applicable, at or as of each Closing.

         6.6.7 PREPAID EXPENSES. Buyer shall be charged for those prepaid expenses paid by Seller or any Seller Subsidiaries allocable to any period from and after the Closing Date, including, without limitation, annual permit and confirmation fees, fees for licenses and all security or other deposits paid by Seller to third parties which Buyer elects to assume and to which Buyer then shall be entitled to the benefits and refund following the Closing Date Prepaid expenses shall not include any loan extension or renewal fees.

                  6.6.8 GENERAL CREDITS. At each Closing, except the Closing of the Mountaingate Property, Buyer shall receive a credit towards the Purchase Price allocated to the Properties that are the subject of the Closing in an amount equal to the product of $1,000,000.00 times a fraction the numerator of which is the aggregate Purchase Price for such Properties and the denominator of which is the aggregate Purchase Price for all of the Properties excluding the Purchase Price for the Mountaingate Property.

                  6.6.9 OTHER MATTERS. With respect to each Property, such other matters as are customarily prorated by the Escrow Agent in transactions of a similar nature in county in which each respective Property is located.

                  6.6.10 COOPERATION. Seller and Buyer shall duly cooperate with each other and the Escrow Agent in making prorations, adjustments and credits pursuant to the foregoing and shall, as requested by the Escrow Agent, furnish to the Escrow Agent such information in the possession of, or reasonably obtainable by them to assist in making such prorations, adjustments or credits. In the event, for any reason beyond the reasonable control of the parties hereto, information necessary to calculate any proration, adjustment or credit for any item required to be prorated, adjusted or credited under this Paragraph is not available prior to Closing, then such item shall be prorated, adjusted or credited outside of escrow after Closing as soon as such information is available, and Seller and Buyer shall duly cooperate with each other in regard thereto and shall pay, one to the other, any amounts which may be owing as a result of any such subsequent proration, adjustment or credit. In the event, at any time after Closing, errors shall be discovered in any prorations, adjustments or credits made pursuant to this Paragraph, Seller and Buyer shall correct such errors and shall pay, one to the other, any sums owing as a result of such corrections.

         6.7 CLOSING COSTS/TRANSFER EXPENSES. Except as otherwise set forth in this Agreement, each party shall bear its own costs (including attorneys' fees) in connection with its negotiation of this Agreement, due diligence investigation and conduct of the Sales Transactions. Seller and Seller Subsidiaries shall pay all transfer, stamp or similar taxes payable as a result of the Sales Transactions, premiums for the Title Policies (but not the premiums for any endorsements to the Title Policies required by Buyer), transfer and assumption fees and costs for any of the Assumed Indebtedness and any consent, request or review fees. Escrow fees of Escrow Agent and recording fees (except stamp taxes, if any, which shall be paid by Seller or Seller) shall be divided equally between the Buyer and the Seller. All other costs associated with the closing of the Sales Transactions shall be borne by the parties in accordance with custom in the county of the Property which generated the cost is located, as determined by Escrow Agent, unless otherwise specified in this Agreement.

         6.8 POSSESSION. Immediately after each Closing Buyer shall be entitled to possession of the Assets that are the subject of the Closing in place on the date of such Closing subject to the rights of the Tenants.

                                   ARTICLE VII

                                    COVENANTS

         7.1 CONDUCT BY THE SELLER. Seller shall conduct, and shall cause each of the Seller Subsidiaries to conduct, the operations of each of the Properties in the ordinary course of its business and shall, and shall cause each of the Seller Subsidiaries to, operate, maintain and repair the Properties in accordance with the practices and procedures employed by Seller and Seller Subsidiaries in the ordinary course of business. Seller shall, and shall cause the Seller Subsidiaries to, continue to perform all of the duties and obligations of Seller and Seller's Subsidiaries, as applicable, under the Assumed Indebtedness, Construction Contracts, Material Contracts, Service Contracts, Management Agreements and Material Leases in the time and manner required by such agreements. Without limiting the generality of the foregoing, and except as set forth on the SELLER DISCLOSURE SCHEDULE, neither Seller nor any Seller Subsidiary shall do any of the following (except as expressly consented to by Buyer, in writing, which consent shall not be unreasonably withheld, delayed or conditioned):

                  7.1.1 acquire, sell, encumber, transfer or dispose of any Assets outside the ordinary course of business (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect on the date hereof or as set forth in the SELLER DISCLOSURE SCHEDULE,

                  7.1.2 lease any space to any tenant in any of the Properties, grant any lease concessions or credits or reimbursements under any Tenant Leases or terminate, amend, alter or accept of the surrender of any Tenant Leases, including, without limitation, the Material Leases;

                  7.1.3 enter into, amend or terminate any contract that is not terminable on 30 days' notice involving the payment of more than $2,500 per annum;

                  7.1.4 create, permit, suffer or place any charge, lien or encumbrance on any of the Properties;

                  7.1.5 alter, modify or amend any of the Assumed Indebtedness, Construction Contracts, Material Contracts, Encumbrances or Property Restrictions;

                  7.1.6 prepay any of the Assumed Indebtedness;

                  7.1.7 terminate or allow to lapse any insurance policies maintained by the Seller and Seller Subsidiaries for any of the Properties on the Effective Date; or

                  7.1.8 enter into an agreement to take any of the foregoing actions.

Buyer shall be deemed to have consented to the foregoing if Buyer does not object to any of the foregoing within 5 Business Days after receipt of written request for consent.

         7.2 NO SOLICITATIONS. Seller and Seller Subsidiaries shall immediately terminate any discussions or negotiations with respect to any proposal to sell any or all of the Assets. Neither Seller nor any Seller Subsidiaries shall, and shall not authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Seller or any Seller Subsidiary or otherwise acting on Seller's or any Seller Subsidiaries' behalf to, directly or indirectly: (i) take any action for the primary purpose of soliciting, initiating or encouraging any inquiries or making any proposal to sell any or all of the Assets; or (ii) participate in any discussions or negotiations for the sale of any or all of the Assets. Neither the Seller nor any of the Seller Subsidiaries shall enter into any agreements for the sale, conveyance, exchange, disposition or transfer of all or any of the Assets. Notwithstanding the foregoing to the contrary, if Seller or any Seller Subsidiary receives an unsolicited proposal to purchase all of the Assets prior to the approval by the Seller's stockholders of dissolution of Seller permitting the Sales Transactions to occur (an "ACQUISITION PROPOSAL"), Seller may furnish information with respect to the Assets to the person who made the Acquisition Proposal. Seller may participate in negotiations regarding such Acquisition Proposal if the Board of Directors of the Seller has determined, after consultation with legal and financial advisors, that such Acquisition Proposal may reasonably be expected to lead to a Superior Proposal (as defined below). Seller shall notify Buyer immediately after receipt by Seller of any Acquisition Proposal. The term "Superior Proposal" means an Acquisition Proposal that the Board of Directors of the Seller determines in good faith (after consultation with its financial and legal advisors) is more favorable to the stockholders of the Seller from a financial point of view than the Sales Transactions (taking into account all of the terms and conditions of the Acquisition Proposal, including any conditions to consummation and their likelihood that such Acquisition Proposal will be consummated). Subject to the terms of PARAGRAPH 8.2.4 hereof, at any time prior to the approval of this Agreement by the stockholders of the Seller: (a) Seller's Board of Directors may withdraw or modify in any manner its approval or recommendation of this Agreement; (b) Seller's Board of Directors may approve or recommend the Acquisition Proposal to Seller's stockholders; or (c) Seller may enter into a definitive acquisition agreement with respect to an Acquisition Proposal, if the Board of Directors of the Seller determines after consultation with its financial and legal advisors that such Acquisition Proposal constitutes a Superior Proposal.

         7.3 REQUIRED FILINGS AND CONSENTS. Seller and Seller Subsidiaries agree to use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to: (i) consummate and make effective as promptly as practical the Sales Transactions, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including, without limitation, the approval required from the Seller's stockholders, any that are required to be obtained under any federal, state or local law or regulation and all Required Consents; (ii) defend all lawsuits or other legal proceedings challenging this Agreement or to consummation of the Sales Transactions; (iii) cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the Buyer and Seller to consummate the Sales Transactions; and (iv) effect all necessary registrations and submissions of information requested by governmental authorities. For purposes of the foregoing sentences, the obligation of Seller and Seller Subsidiaries to use their "reasonable efforts" to obtain the Required Consents and any other waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligations to agree to an adverse modification of the terms of such document or to prepay or incur an additional obligation not contemplated by such documents to such other parties, except for commercially reasonable fees and costs charged by the party from whom the waiver, consent or approval is sought, which Seller shall agree to pay, unless: (a) Buyer agrees to such modification or payment at Closing; or (b) any such payments or modifications are required by the terms of the agreements, leases or other contracts as a result of the Sales Transactions, in which event the Seller shall agree to such modification and make such payments. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Buyer and Seller shall take all action.

         7.4 ESTOPPELS. Seller and Seller Subsidiaries shall use reasonable efforts to obtain estoppel certificates in a reasonable form prepared by Buyer from each Material Tenant, obligor under the Material Contracts, if any, and other parties under the Property Restrictions. Buyer will prepare the actual estoppel certificates to be presented to each such Material Tenant, obligor and other parties under the Property Restrictions once the general form for each type of estoppel certificate is agreed upon by Seller and Buyer. For purposes of this PARAGRAPH 7.4, the obligations of Seller and Seller Subsidiaries to use their "reasonable efforts" to obtain the estoppel certificates shall not include any obligation to agree to an adverse modification of the terms of such documents for which the estoppel is sought or to incur additional obligations not contemplated by such documents to such other parties unless Buyer agrees to such modification or obligation at Closing. Seller also agrees to allow Buyer to submit tenant estoppel certificates to all Tenants, but its obligation to use reasonable efforts to obtain such estoppel certificates is limited to Material Tenants as set forth hereinabove.

         7.5 TITLE MATTERS. Seller shall use reasonable efforts to resolve: (i) the title matters addressed on SCHEDULE 7.5; and (ii) any adverse title matters revealed on any updates to the Preliminary Title Reports or Surveys that may be obtained by Buyer after the Effective Date which were not disclosed in the Preliminary Title Reports or Surveys, in each case to the reasonable satisfaction of Buyer. On or before each Closing, Seller shall eliminate any deeds of trust, mortgages, judgment liens, mechanics' liens, materialmen's liens and any other monetary liens encumbering the Assets that are the subject of the Closing, except the liens securing the Assumed Indebtedness or monetary liens not arising from the acts or omissions of Seller or any Seller subsidiary or any of their respective employees, agents, contractors, or affiliates. Seller shall satisfy all of the requirements of the Escrow Agent required for the issuance of each Title Policy (excluding any requirements relating to the issuance of endorsements). For the purposes of this PARAGRAPH 7.5, "reasonable efforts" to resolve title matters shall not include any obligation to agree to take any action that will have an adverse effect on any of the Properties or obligation to pay an unreasonable amount to resolve the matter.

         7.6 RISK OF LOSS. Subject to the provisions of this PARAGRAPH 7.6, the risk of loss as to all of the Properties shall be upon Seller until Closing. In the event of any material (as defined below) loss or damage to, material threatened or actual condemnation or other eminent domain proceeding affecting any of or a material transfer in lieu of condemnation approved by Buyer pursuant to PARAGRAPH 7.1 of any of the Properties prior to the Closing, Buyer may terminate this Agreement as to the affected Property within ten (10) days after the later of the Effective Date or the date Buyer is notified in writing by Seller of such casualty event or condemnation. Upon such termination, the Purchase Price for the Assets shall be reduced by the amount of the Purchase Price allocated for the Property that has incurred the casualty damage or is the subject of a condemnation or transfer in lieu of condemnation proceeding as set forth in SCHEDULE 1.30. If Buyer does not so terminate this Agreement as to the affected Property, Buyer shall be deemed to have waived the material loss or damage, condemnation or transfer in lieu of condemnation and shall proceed to close, as provided hereinbelow. If Buyer waives any material loss or damage to, condemnation or transfer in lieu of condemnation of any Property and proceeds to consummate the Purchase and Sale Transaction, or in the event of immaterial loss, damage or condemnation as to any Property and Seller has not repaired, replaced or otherwise restored the damaged aspects of the affected Property prior to the applicable Closing, the parties shall close on the applicable Closing Date, and, at Seller's election, either: (i) there shall be a reduction of the Purchase Price in an amount equal to the proceeds payable to Seller as a result of such material loss or damage, condemnation or transfer in lieu of condemnation; or (ii) Seller shall pay to Buyer at the Closing the amount of (i) any insurance or condemnation proceeds payable as a result of such material loss or damage, condemnation or transfer in lieu of condemnation and assign to Buyer in a manner reasonably acceptable to Buyer as of the Closing all rights or claims to proceeds payable thereafter, and
(ii) the insurance deductible. A material loss, damage, taking or transfer in lieu of condemnation is any loss, damage, taking or transfer in lieu of condemnation to any one Property the cost of which to replace or repair exceeds $750,000 or a taking of any portion of any Property that impairs the continued use or operation of such portion of that Property substantially as used or operated prior to the taking.

         7.7 MANAGEMENT AGREEMENTS. Seller shall terminate all Management Agreements applicable to the Assets that are the subject of a Closing effective on or before the Closing Date; provided, however, Seller shall have the right to extend the Closing Date for up to ten (10) days as to any Property subject to a Management Agreement that cannot be terminated as of a scheduled Closing Date.

         7.8 CONSTRUCTION. Seller shall use reasonable efforts to cause all work to be performed under the Construction Contracts to be substantially completed on or before the Termination Date. All work shall be completed in a good and workmanlike manner and in accordance with the terms of applicable Tenant Leases. Seller shall provide the Escrow Agent with such documents and indemnities necessary for the issuance of each Title Policy without exception for mechanics' or materialmen's liens.

         7.9 STOCKHOLDER MEETING. Following execution of this Agreement,
Seller shall take all action necessary in accordance with applicable law, Seller's charter, bylaws and other applicable corporate governance documents applicable to Seller to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of the dissolution of the Seller, which approval will permit Sales Transactions to occur. The Proxy Statement (as herein defined) relating to such stockholders meeting shall contain the recommendation of the Board of Directors of Seller that its stockholders approve the dissolution of the Seller, which approval will permit Sales Transactions to occur. Subject to and in accordance with applicable law, Seller shall use its reasonable efforts to obtain such approval; provided, however, that the obligation to hold such meeting, make such recommendation and use such reasonable efforts to obtain such approval shall be subject to any action taken by, or upon authority of, the Board of Directors of Seller or any committee thereof in the exercise of their duties under applicable law. Seller also agrees to prepare and file with the Securities and Exchange Commission under the Securities Exchange Act of 1934 a proxy statement and form of proxy (such proxy statement, together with any amendments or supplements thereto, the "Proxy Statement") relating to the vote of the stockholders of Seller with respect to the dissolution and other matters Seller deems appropriate.

         7.10 TENANT IMPROVEMENTS AND LEASING COMMISSIONS FOR INTERIM LEASES. As to proposed leases presented to Buyer by Seller for Buyer's approval pursuant to
Section 7.1.2 that would require any Tenant improvement work or the payment of any leasing commissions from and after September 1, 2000, if Seller has insufficient funds available to it to pay the cost of the tenant improvements and leasing commissions in its good faith reasonable judgment, taking into account the routine needs of and any credit facilities available to Seller, Seller shall have the right to request Buyer, such request to be made in writing at the same time that Seller formally requests approval of any proposed lease, to pay the cost of such tenant improvements and leasing commissions. Upon receiving such request, Buyer shall have the option to: (i) approve the proposed lease, in which case Buyer will advance funds to pay such tenant improvements and leasing commissions when due and payable (upon receipt of proper invoices and other adequate documentation); or (ii) not approve the proposed lease, in which event Seller shall not be deemed to have breached its obligations under
Section 7.1 by not entering into that lease. If Buyer does not reject the proposed lease on that basis, and instead elects to approve the proposed lease and to fund the tenant improvements and leasing commissions required in connection with such proposed lease, and such Property is not acquired by Buyer, then Seller shall reimburse Buyer in the amount of the tenant improvements and leasing commissions so funded by Buyer upon Buyer's written demand, such reimbursement to be without interest. If the reimbursement is not made within ten (10) days after Buyer's demand therefore, the amount of the claim for the Tenant improvements and leasing commissions so funded shall accrue interest at the lesser of 18% or the highest lawful rate from and after the date of such written demand.


                                  ARTICLE VIII

                  TERMINATION, AMENDMENT, WAIVER AND LIMITATION

         8.1 TERMINATION. This Agreement may be terminated and abandoned at any time after the Effective Date as to any Assets for which a Closing has not yet occurred:

                  8.1.1 by the mutual written consent of Seller and Buyer;

                  8.1.2 by either Seller or Buyer if the condition set forth in PARAGRAPH 5.1.1 is not satisfied as of the applicable Closing Date;

                  8.1.3 by Buyer if the conditions set forth in PARAGRAPH 5.2 are not satisfied on or before the Termination Date and each Closing Date, as applicable;

                  8.1.4    by Seller if the  conditions  set forth in PARAGRAPH
5.3 are not satisfied on or before the Termination Date;

                  8.1.5 by either Buyer or Seller (the "NON-DEFAULTING PARTY") if the other party fails to perform any term or covenant to be performed by such party (the "DEFAULTING PARTY") under this Agreement and such failure continues for a period of 10 Business Days after the Defaulting Party's receipt of written notice from the Non-Defaulting Party;

                  8.1.6 by Seller in connection with entering into a definitive agreement to effect an Acquisition Proposal for a Superior Proposal pursuant to PARAGRAPH 7.2; or

                  8.1.7 by Buyer if: (i) Seller's Board of Directors withdraws or modifies in a manner material and adverse to Buyer its approval or recommendation of the plan of dissolution which permits the Sales Transactions;
(ii) Seller enters into a definitive agreement with respect to an Acquisition Proposal pursuant to PARAGRAPH 7.2; (iii) Seller's Board of Directors fails to include a recommendation of the plan of dissolution which permits the Sales Transaction in the Proxy Statement pursuant to PARAGRAPH 7.9; or (iv) Seller makes a public announcement of its intention to take any of the foregoing actions.

         8.2      EFFECT OF TERMINATION.

                  8.2.1 In the event of the termination of this Agreement pursuant to PARAGRAPH 8.1 hereof, this Agreement, as to the Assets for which a Closing has not occurred, shall forthwith become null and void and have no effect, without any liability on the part of any party hereto or its affiliates, trustees, directors, officers or stockholders and all rights and obligations of any party hereto shall cease, except for the agreements and rights contained in PARAGRAPHS 11.11, 11.15, 9.1(VIII) and this PARAGRAPH 8.2. Nothing contained in this PARAGRAPH 8.2 shall relieve any party from liability, obligation, duty or indemnity arising under this Agreement relating to Assets for which a Closing has occurred.

                  8.2.2    If this Agreement is terminated by:

                           (i)    Buyer as a result of: (a) the failure of any
conditions contained in PARAGRAPH 5.2.1 to be satisfied, timely, as a result of an untrue, inaccurate or false representation and warranty of which Seller has Knowledge as of the Effective Date, pursuant to PARAGRAPH 8.1.3; or (b) the breach of any term or covenant of this Agreement by the Seller, pursuant to PARAGRAPH 8.1.5;

                           (ii)   Seller as a result of the  failure of the
condition  contained  in  PARAGRAPH 5.3.1 to be satisfied, timely; or

                           (iii)  Buyer or Seller pursuant to PARAGRAPH 8.1.2,

then, in any such case, Seller, within 3 Business Days after the termination, shall pay to Buyer an amount, in Cash, equal to the product of $5,000,000.00 multiplied by a fraction the numerator of which is the Purchase Price allocated to all Properties that have not been the subject of a Closing and the denominator of which is the aggregate Purchase Price (the "LIQUIDATED AMOUNT") payable by Seller to Buyer by wire transfer to an account designated by Buyer.

                  8.2.3 If this Agreement is terminated by Seller as a result of the breach of any term or covenant of this Agreement by Buyer pursuant to PARAGRAPH 8.1.5, then Escrow Agent shall pay the Earnest Money Deposit then on deposit with Escrow Agent to Seller as liquidated damages and Seller's sole remedy for such breach.

                  8.2.4 If this Agreement is terminated by either Buyer or Seller pursuant to PARAGRAPHS 8.1.6 OR 8.1.7, as applicable, then Seller, within 3 Business Days after the termination, shall pay to Buyer an amount, in Cash, equal to the product of $15,000,000.00 multiplied by a fraction the numerator of which is the Purchase Price allocated to all Properties that have not been the subject of a Closing and the denominator of which is the aggregate Purchase Price (the "TOPPING AMOUNT") payable by Buyer to Seller by wire transfer to an account designated by Buyer and Escrow Agent shall return the Earnest Money Deposit to Buyer.

                  8.2.5 If this Agreement is terminated by Buyer or Seller for any reason pursuant to this Agreement except for a termination by Seller as a result of a Buyer's breach pursuant to PARAGRAPH 8.1.5, then Escrow Agent shall return the Earnest Money Deposit then on deposit with Escrow Agent to Buyer.

                  8.2.6 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, BUYER AND SELLER EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE PAYMENT OF THE LIQUIDATED AMOUNT OR TOPPING AMOUNT TO BUYER OR EARNEST MONEY TO SELLER, AS APPLICABLE, PURSUANT TO PARAGRAPHS 8.2.2, 8.2.3 OR 8.2.4, SHALL CONSTITUTE LIQUIDATED DAMAGES WITH RESPECT TO ANY CLAIM FOR DAMAGES OR ANY OTHER CLAIM WHICH BUYER OR SELLER WOULD OTHERWISE BE ENTITLED TO ASSERT AGAINST THE OTHER OR ANY OF ITS RESPECTIVE ASSETS, OR AGAINST ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS, MANAGERS, MEMBERS OR SHAREHOLDERS, WITH RESPECT TO THIS AGREEMENT AND THE SALES TRANSACTIONS AND SHALL CONSTITUTE THE SOLE AND EXCLUSIVE REMEDY AVAILABLE TO BUYER OR SELLER, AS APPLICABLE. THE PARTIES HERETO EXPRESSLY ACKNOWLEDGE AND AGREE THAT IN LIGHT OF THE DIFFICULTY OF ACCURATELY DETERMINING ACTUAL DAMAGES WITH RESPECT TO A TERMINATION OF THIS AGREEMENT AS A RESULT OF THE FOREGOING, THE RIGHT TO PAYMENT OF THE LIQUIDATED AMOUNT, TOPPING AMOUNT OR EARNEST MONEY DEPOSIT, AS APPLICABLE: (I) CONSTITUTES A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE SUFFERED AS A RESULT OF ANY SUCH PROPOSED OR ACTUAL TERMINATION OF THIS AGREEMENT; AND (II) SHALL BE IN FULL AND COMPLETE SATISFACTION OF ANY AND ALL DAMAGES ARISING AS A RESULT OF THE FOREGOING, AND NONE OF THE PARTIES HERETO SHALL CHALLENGE, IN COURT OR OTHERWISE, THE REASONABLENESS OF SUCH ESTIMATE.

             -----------------------            ----------------------
             Seller                             Buyer

         8.3 AMENDMENT. This Agreement may be amended by the parties hereto by an instrument in writing signed by each of the parties hereto.

         8.4 EXTENSION; WAIVER. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (ii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party.

         8.5 LIMITATION OF CLAIMS. Notwithstanding anything herein to the contrary, Seller's post-closing liability for all suits, actions, proceedings, demands, claims, liabilities, liens, judgments, losses, injuries, damages, expenses and costs, including reasonable attorneys' and experts fees, and costs and investigation and remediation costs with respect to or arising as a result of: (i) any of Seller's representations or warranties contained in this Agreement being false, untrue or inaccurate; or (ii) any claims of any of the Buyer Parties (as defined in PARAGRAPH 9.1), shall not exceed, in the aggregate, an amount equal to the product of $5,000,000.00 multiplied by a fraction the numerator of which is the Purchase Price allocated to all Properties that were the subject of the Closings and the denominator of which is the aggregate Purchase Price (the "Liability Cap"); provided, however, that such limitation shall not apply in the event of fraud or intentional misrepresentation by Seller.

         8.6 HILLTOP/VILLAGE EAST. At any time prior to 5:00 p.m., San Francisco time, on October 31, 2000, Buyer, in its sole and absolute discretion, by written notice to Seller may terminate this Agreement (a "TERMINATION") as to the Properties listed on SCHEDULE 8.6, attached hereto (the "HILLTOP/VILLAGE EAST Properties"). If Buyer does not exercise the Termination, timely, then Buyer shall be deemed to have waived the right to terminate this Agreement as to the Hilltop/Village East Properties and upon satisfaction of all the conditions precedent applicable to the Hilltop/Village East Properties proceed with a Sales Transaction for such Properties. If Buyer elects to terminate this Agreement as to the Hilltop/Village East Properties, timely, then: (i) the aggregate Purchase Price shall be reduced by the amount allocated to such Properties on SCHEDULE 1.30; (ii) the Earnest Money Deposit allocated to the Hilltop/Village East Properties on SCHEDULE 1.10 shall be paid by Escrow Agent to Buyer; and (iii) the Hilltop/Village East Properties shall no longer be part of the Sales Transactions.


                                   ARTICLE IX

                                   INDEMNITY

         9.1 SELLER'S INDEMNITY. Seller shall and does protect, defend, indemnify and save Buyer, its officers, directors, employees, partners, members and shareholders (collectively, the

"BUYER PARTIES") harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Buyer by reason of: (i) any occupancy, use or non-use of the Assets arising or occurring on or before the Closing or in any way related to or arising out of any act, omission, contract or commitment of Seller or Seller Subsidiaries, or their agents, employees or contractors, at any time before or after the Closing including, without limitation, any liability, loss, cost or expense associated with the claims made by Omnitech International against Seller or Seller Subsidiary; (ii) any accident, injury to or death of person (including workmen) or loss or damage to property occurring on or about the Properties arising or accruing on or before the Closing; (iii) any loss or damage to Buyer resulting from any inaccuracy in or breach of any representation or warranty of which Seller has knowledge or agreement of Seller contained in this Agreement or resulting from any breach or default by Seller of any obligation or covenant of Seller under this Agreement or under any document, instrument or agreement delivered by Seller pursuant to this Agreement; (iv) any breach or default by Seller under any of the Tenant Leases, Management Agreements, Assumed Indebtedness, Construction Contracts or Service Contracts arising or accruing on or before the Closing; (v) any violation of any applicable federal, state or local laws, ordinances, statutes, rules and regulations, orders or decrees, including, without limitation, Environmental Laws, relating to the Assets arising prior to the Closing; (vi) the existence of any Hazardous Materials on any of the Properties in violation of applicable Environmental Laws which occurred prior to the Closing; (vii) any liens filed against and at the Properties in connection with any construction thereon; and
(viii) any litigation, suit, action, claim or proceeding threatened or filed against any Buyer Parties as a result of Seller executing and delivering this Agreement or Seller's consummation of the Sales Transactions.

         In the event any Buyer Parties shall be made a defendant in any litigation, action, suit or proceeding brought by reason of any such occurrence, Seller, at Seller's own expense, shall defend such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by Seller and reasonably approved by the applicable Buyer Parties. If any such action, suit or proceedings should result in final judgment against any Buyer Parties, Seller shall promptly satisfy and discharge such judgment or cause such judgment to be promptly satisfied and discharged. The obligations of Seller under this
ARTICLE IX shall survive each Closing for the Assets that are the subject of each Closing for a period of one year from the Closing. All claims for indemnity shall be made in writing during such one-year period. If a claim for indemnity is made timely, then the claim shall survive the one-year period until resolved. Nothing herein shall be deemed to require Seller to hold Buyer harmless for, from and against any damage, loss or injury where such damage, loss or injury results directly from the intentional or grossly negligent act of any Buyer Parties or Buyer Parties' agents, employees, invitees, licensees or contractors.

         9.2 BUYER'S INDEMNITY. Buyer shall and does protect, defend, indemnify and save Seller, Seller Subsidiaries and their officers, directors, partners, members and employees (collectively, the "SELLER PARTIES") harmless for, from and against all liabilities, obligations, claims, suits, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or asserted against Seller by reason of: (i) any occupancy, use, non-use or condition of the Properties arising after the applicable Closing; (ii) any act, omission, contract or commitment of Buyer at any time before or after the applicable Closing; (iii) any accident, injury or death of person (including workmen) or loss or damage to property occurring on or about the Properties after the Closing; (iv) any violation of any applicable federal, state or local laws, ordinances, statutes, rules and regulations, orders or decrees, including, without limitation, Environmental Laws, relating to the Assets arising after the applicable Closing; (v) the existence of any Hazardous Materials on any of the Properties in violation of applicable Environmental Laws which occurred after the applicable Closing; and
(vi) any breach or default by Buyer under any of the Tenant Leases, Assumed Indebtedness or Service Contracts arising after the applicable Closing.

         In the event any Seller Parties shall be made a defendant in any action, suit or proceeding brought by reason of any such occurrence, Buyer, at Buyer's own expense, shall defend such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by Buyer and reasonably approved by the applicable Seller Parties. If any such action, suit or proceedings should result in final judgment against Seller Parties, Buyer shall promptly satisfy and discharge such judgment or cause such judgment to be promptly satisfied and discharged. The obligations of Buyer under this PARAGRAPH
9.2 shall survive the Closings. Nothing herein shall be deemed to require Buyer to hold Seller Parties harmless from and against any damage, loss or injury where such damage, loss or injury results directly from the intentional or grossly negligent act of Seller Parties or their agents, employees, invitees, licensees or contractors.


                                    ARTICLE X

                               SELLER'S DISCLAIMER

         Buyer acknowledges that Seller has afforded and shall afford Buyer and its agents and representatives an opportunity to conduct such appraisals and investigations of the Properties including, without limitation, investigations with respect to the physical, environmental, economic and legal condition of the Properties, prior to the Effective Date and each Closing Date. Buyer acknowledges: (i) that, except for the representations, warranties and indemnities expressly contained in this Agreement, Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Properties;
(ii) that, except for the representations, warranties and indemnities contained in this Agreement, Seller is not making and has not at any time made any warranty or representation of any kind, expressed or implied, with respect to the Properties, including, without limitation, warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller's limited warranty of title set forth in the deeds), zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, projections or compliance with law;
(iii) that, except for the representations, warranties and indemnities contained in this Agreement, Buyer is not relying upon and is not entitled to rely upon any representations and warranties made by Seller or anyone acting or claiming to act on any of Seller's behalf, and (iv) that the SELLER DISCLOSURE SCHEDULE may include economic projections which reflect assumptions as to future market status and future income and expense with respect to the Properties which are inherently uncertain and as to which Seller has not made any guaranty or representation whatsoever. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management or other advisors. Except for the representations, warranties and indemnities contained in this Agreement, based upon the order of Buyer's familiarity with and due diligence relating to the Properties and pertinent knowledge as to the markets in which the Properties are situated and in direct consideration of Seller's and Seller Subsidiaries' decision to sell the Properties to Buyer and not to pursue available disposition alternatives, Buyer shall purchase the Properties in an "as is, where is and with all faults" condition on the Closing Date and assumes fully the risk that adverse latent or patent physical, environmental, economic or legal conditions may not have been revealed by its investigations. Seller and Buyer agree that the provisions of this ARTICLE X shall survive closing.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 ATTORNEYS' FEES. If there is any litigation between Seller and Buyer to enforce or interpret any provisions hereof or rights arising hereunder, the unsuccessful party in such litigation, as determined by the court, shall pay to the successful party, as determined by the court, all costs and expenses, including but not limited to reasonable attorneys' fees incurred by the successful party, such fees to be determined by the court sitting without a jury.

         11.2 NOTICES. Except as otherwise required by law, any notice given in connection with the Sales Transaction shall be in writing and shall be given by personal delivery, telecopy transmission or overnight courier service, postage prepaid, addressed to Seller or Buyer at the following addresses (or at such other address as Seller or Buyer or the person receiving copies may designate in writing in accordance with this Paragraph):

              Buyer:             Prudential Real Estate Investors
                                 8 Campus Drive, 4th Floor
                                 Arbor Circle South
                                 Parsippany, New Jersey  07054
                                 Attention:  Gary Kauffman
                                 Telecopier No. 973-683-1752

              With a
              Copy To:           Kenneth Van Winkle, Esq.
                                 Lewis and Roca LLP
                                 40 North Central Avenue
                                 Phoenix, Arizona 85004
                                 Telecopier No. 602-734-3763

                 Seller:            Burnham Pacific Properties
                                    100 Bush Street, #2400
                                    San Francisco, California  94104
                                    Attention:  Scott Verges
                                    Telecopier No. 415-352-1711

                 With a
                 Copy To:           Burnham Pacific Properties
                                    110 West A Street, Suite 900
                                    San Diego, California  92101
                                    Attention:  John A. Waters
                                    Telecopier No. 619-652-4710

                  With a
                  Copy To:          MBV Law LLP
                                    101 Vallejo Street
                                    San Francisco, California  94111
                                    Attention:  Danna Kozerski
                                    Telecopier No. 415-433-6563

                  Escrow
                  Agent:            Chicago Title Company
                                    925 "B" Street
                                    San Diego, California 92101
                                    Attention:  Shelva Molm
                                    Telecopier No. 619-544-6229

Notice shall be deemed to have been given and received on the date on which notice is delivered, if notice is given by personal delivery or telecopy or, on the Business Day following the date of delivery to the overnight courier service, if such a service is used. Copies of all notices given to Seller or Buyer shall be given to Escrow Agent.

         11.3 ADDITIONAL ACTS. The parties agree to execute promptly such other documents and perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

         11.4 TIME OF ESSENCE. Time is of the essence of this Agreement. Time within which an act must be accomplished shall be computed by excluding the first day and including the last day. If, however, this Agreement requires any act to be done or action to be taken on a date which is not a Business Day, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding Business Day.

         11.5 WAIVER. The waiver by any party hereto of any right granted to it hereunder shall not be deemed to be a waiver of any other right granted hereunder, nor shall the same be deemed to be a waiver of a subsequent right obtained by reason of the continuation of any matter previously waived.

         11.6 CONSTRUCTION. This Agreement is the result of negotiations between the parties, neither of whom has acted under any duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions hereof shall be construed in accordance with their usual and customary meanings. Seller and Buyer hereby waive the application of any rule of law which otherwise would be applicable in connection with the construction of this Agreement that ambiguous or conflicting terms or provisions should be construed against the party who (or whose attorney) prepared the executed Agreement or any earlier draft of the same.

         11.7 INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement but if such consistency cannot be achieved, the provisions of such other document instrument or other agreement shall control and shall be deemed to be an amendment to this Agreement provided such other document so provides.

         11.8 HEADINGS. The headings in this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

         11.9 NO THIRD PARTY BENEFICIARY. No term or provision of this Agreement or the Exhibits hereto is intended to be, nor shall any such term or provision be construed to be, for the benefit of any person, firm, corporation or other entity not a party hereto (including, without limitation, any broker), and no such other person, firm, corporation or entity shall have any right or cause of action hereunder.

         11.10 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive each Closing for the Assets that are the subject of each Closing for a period of 12 months, and thereafter there shall be no liability on the part of Seller or any of its respective officers, directors or stockholders in respect thereof. All claims must be made in writing during such 12-month period. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

         11.11 INJUNCTION. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the California Courts (as hereinafter defined), this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity.

         11.12 MISCELLANEOUS. This Agreement (i) constitutes the entire agreement and supersedes all of the other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person (except as expressly set forth herein) any rights or remedies hereunder; and (iii) may be executed in two or more counterparts which together shall constitute a single agreement.

         11.13 ASSIGNMENT. Except as expressly permitted in PARAGRAPH 6.1 and by the other terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.

         11.14 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

         11.15 CHOICE OF LAW/CONSENT TO JURISDICTION. All disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance of this Agreement, or the Sale Transaction shall be governed by and construed in accordance with the laws of the State of California without regard to its rules or conflict of laws. Each party hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of California and of the United States of America located in the State of California (the "California Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Sale Transaction (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the California Courts and agrees not to plead or claim in any California Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees: (i) to the extent such party is not otherwise subject to service of process in the State of California, to appoint and maintain an agent in the State of California as such party's agent for acceptance of legal process; and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of California.

         11.16 INCORPORATION. The SELLER DISCLOSURE SCHEDULE and all Exhibits and Schedules attached hereto and thereto are referred to herein and therein respectively, are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         11.17 NATURAL HAZARD AREAS. Buyer and Sellers acknowledge that Sellers are required to disclose if the Property lies within the following natural hazard areas or zones: (1) a special flood hazard area designated by the Federal Emergency Management Agency (Cal. Civ. Code? ss.1102.17); (2) an area of potential flooding (Cal. Gov. Code? ss.8589.4); (3) a very high fire hazard severity zone (Cal. Gov. Code ss.51183.5); (4) a wild land area that may contain substantial forest fire risks and hazards (Pub. Resources Code ss.4136); (5) an earthquake fault zone (Pub. Resources Code ss.2621.9); or
(6) a seismic hazard zone (Pub. Resources Code ss.2694). Buyer and Sellers acknowledge that they have employed the services of either Vista

Information Solutions, Inc. or Environmental Data Resources, Inc. (which, in such capacity is herein called "Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies for the purpose of enabling each of Sellers to fulfill its disclosure obligations with respect to the natural hazards referred to in California Civil Code Section 1102.6c(a) and to report the result of its examination to Buyer and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller and Broker from their disclosure obligations referred to herein, and, for the purpose of this Agreement, the provisions of Civil Code Section 1102.4 regarding the non-liability of each of Sellers for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. In no event shall Seller have any responsibility for matters of which Seller does not have Knowledge.

         11.18 ERISA. Seller hereby acknowledges that Buyer has informed Seller of the following:

               (a) The funds being used by Buyer for this Sales Transactions (the "FUNDS") are allocated entirely to a pooled separate account of Buyer (a "SEPARATE ACCOUNT"). Employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) invest in the Separate Account (the "PLANS").

               (b) The assets of the Separate Account are deemed plan assets under ERISA. Each of the Plans whose interest in the Separate Account exceeds 10% of the total assets of the Separate Account is identified on EXHIBIT 11.18, attached hereto.

               (c) The Funds are subject to the prohibited transaction restrictions of ERISA and the Internal Revenue Code, prohibiting certain transactions between a plan and a "party in interest" (or "disqualified person") as those terms are defined in Section 3(14) of ERISA, or Section 4975(e)(2) of the Internal Revenue Code, respectively.

Seller represents and warrants to Buyer that:

               (i) Seller is not an "employee benefit plan" (as that term is defined in Section 3(3) of ERISA).

               (ii) The assets of Seller do not constitute "plan assets" of one or more employee benefit plans within the meaning of 29 C.F.R. 2510.3-101.

               (iii) Seller is not The Prudential Insurance Company of America, a separate account of Prudential, or an "affiliate" of Prudential as defined in Section IV(b) of PTE90-1.

               (iv) Seller is not a "party in interest" (as that term is defined in Section 3(14) of ERISA) with respect to any of the Plans listed on
EXHIBIT 11.18.

Seller hereby agrees (at no cost, expense or liability to Seller) to execute such documents or provide such information as Buyer may require in connection with the Sales Transactions or to otherwise assure that: (1) the Sales Transactions are not prohibited transactions under ERISA, (2) that the Sales Transactions are otherwise in full compliance with ERISA, and (iii) Buyer is not in violation of ERISA by compliance with this Agreement and by closing the Sales Transactions. Buyer shall not be obligated to consummate the Sales Transactions (in which event Seller shall be entitled to the Earnest Money Deposit) unless and until the Sales Transactions comply with ERISA and Buyer is satisfied that the Sales Transactions comply in all respects with ERISA. The obligations of Seller under this Paragraph shall survive the Closings and shall not be merged therein.

         11.19 OLYMPIAD PLAZA LOAN. The Olympiad Plaza Property is encumbered by certain indebtedness set forth on SCHEDULE 1.3 (and as more particularly described in the Assumed Indebtedness Documents listed in SCHEDULE 1.3 relating to that loan) (the "Olympiad Plaza Loan"). Buyer shall have the right, at its option, to cause Seller to prepay the Olympiad Plaza Loan at least 48 hours prior to the Closing of its acquisition of the Olympiad Plaza Property. Buyer may exercise this right upon written notice delivered to Seller at least twenty (20) days prior to the Closing of its acquisition of the Olympiad Plaza Property. If Buyer elects to cause Seller to so prepay the Olympiad Plaza Loan, the Purchase Price allocated to the Olympiad Plaza Property shall be increased by the net amount of the prepayment penalty incurred by Seller in prepaying the Olympiad Plaza Loan. If Buyer elects to cause Seller to prepay the Olympiad Plaza Loan, the Olympiad Plaza Loan shall not be considered part of the Assumed Indebtedness and the Purchase Price allocated to the Olympiad Plaza Property, as increased as set forth hereinabove, shall be paid in accordance with clauses (i) and (iii) of
Section 1.30. If Buyer exercises its right to cause the Olympiad Plaza Loan to be prepaid, Buyer agrees to extend the scheduled Closing Date for up to twenty (20) days to allow Seller to obtain funds for the prepayment.

         11.20 LIQUIDATED AMOUNT, TOPPING AMOUNT AND LIABILITY CAP ADJUSTMENTS. The Liquidated Amount, the Topping Amount and the Liability Cap shall be calculated taking into account the adjustments to the Purchase Price resulting from certain casualty or condemnation events pursuant to Section
7.6 and/or any Termination as to the Hilltop/Village East Property pursuant to Section 8.6 of this Agreement.

                            [Signature pages follow]

                           Counterpart Signature Page

                                       to

                          Purchase and Sale Agreement

                                    between

                        Burnham Pacific Properties, Inc.

                                      and

                  The Prudential Insurance Company of America


-------------------------------------------------------------------------------


                                    Seller

                                    BURNHAM PACIFIC PROPERTIES INC.

                                    By: /s/ Scott C. Verges
                                        ----------------------------
                                    Name: Scott C. Verges
                                          --------------------------
                                    Title: President
                                          --------------------------

                           Counterpart Signature Page

                                       to

                          Purchase and Sale Agreement

                                    between

                        Burnham Pacific Properties, Inc.

                                      and

                  The Prudential Insurance Company of America



-------------------------------------------------------------------------------

                                    THE PRUDENTIAL INSURANCE
                                    COMPANY OF AMERICA


                                    By: /s/ Gary L. Kauffman
                                       ----------------------------
                                    Name: Gary L. Kauffman
                                         --------------------------
                                    Title: Vice President
                                          -------------------------